UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Capricor Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

CAPRICOR THERAPEUTICS, INC.

8840 Wilshire Blvd. 2nd Floor
Beverly Hills, California 90211
Telephone: (310) 358-3200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 4, 2014

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Capricor Therapeutics, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held at the Company’s principal executive offices located at 8840 Wilshire Blvd. 2nd Floor, Beverly Hills, CA 90211, on November 4, 2014, at 10:00 a.m. (PST), or at any adjournment or postponement thereof. The Annual Meeting will be held for the following purposes:

•	To elect the nine (9) nominees to the Company’s Board of Directors to serve until the 2015 Annual Meeting of Stockholders;
•	To ratify the appointment of Rose, Snyder & Jacobs LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;
•	To approve, by non-binding advisory vote, the resolution approving named executive officer compensation (“Say on Pay Vote”);
•	To approve, by non-binding advisory vote, the frequency of future non-binding advisory votes on resolutions approving future named executive officer compensation (“Say When on Pay Vote”);
•	To approve the Company’s 2012 Restated Equity Incentive Plan; and
•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this Notice.

The Company’s Board of Directors has fixed the close of business on September 15, 2014, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The proxy statement and the enclosed proxy card are available at
http://www.capricor.com/inv_sec.html

Under rules issued by the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet.

You may vote your shares at the Annual Meeting only if you are present in person or represented by proxy. All stockholders are invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy and return it in the enclosed envelope as promptly as possible. If you attend the Annual Meeting, you may withdraw the proxy and vote in person. If you have any questions regarding the completion of the enclosed proxy or would like directions to the Annual Meeting, please call (310) 358-3200.

By Order of the Board of Directors,

CAPRICOR THERAPEUTICS, INC.

/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer

Beverly Hills, California
September 15, 2014

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Capricor Therapeutics, Inc., a Delaware corporation (the “Company,” “Capricor,” “we,” “us” or “our”), for use at the Annual Meeting of Stockholders to be held on November 4, 2014, at 10:00 a.m. PST (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 8840 Wilshire Blvd. 2nd Floor, Beverly Hills, CA 90211. The proxy solicitation materials combined with the Annual Report on Form 10-K for our fiscal year ended December 31, 2013, including financial statements, were first made available to stockholders on or about September 26, 2014. The information on our web site is not part of this proxy statement.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors (the “Board”) of Capricor Therapeutics, Inc. (sometimes referred to as “we”, “us”, “Capricor” or the “Company”) is soliciting your proxy to vote at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Tuesday, November 4, 2014 at 10:00 a.m. PDT at our principal executive offices located at 8840 Wilshire Blvd. 2nd Floor, Beverly Hills, CA 90211. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 11,703,774 shares of our common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on September 15, 2014 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are five (5) matters scheduled for a vote:

1.	Election of nine (9) nominees to the Board;
2.	Ratification of the appointment of the independent registered accounting firm;
3.	Approval of a non-binding resolution on our named executive officer compensation;
4.	Approval of a non-binding resolution on the frequency of future votes on our named executive officer compensation; and
5.	Approval of our 2012 Restated Equity Incentive Plan.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

What is the Capricor Board’s voting recommendation?

The Capricor Board recommends that you vote your shares:

•	“For” the nominees to the Board;
•	“For” the ratification of the Audit Committee’s selection of Rose, Snyder & Jacobs LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;
•	“For” the approval, on a non-binding advisory basis, of the Company’s named executive officer compensation;
•	“For” the approval, on a non-binding advisory basis, of the three (3) year option with respect to the frequency of future votes on the Company’s named executive officer compensation; and
•	“For” the approval of the 2012 Restated Equity Incentive Plan.

How do I vote?

With respect to the election of directors, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple and depend upon whether your shares are registered in your name or are held by a bank, broker or other agent: If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•	To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one (1) vote for each share of common stock you own as of the close of business on September 15, 2014.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted in accordance with the recommendations of the Board.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by mail, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 8840 Wilshire Blvd. 2nd Floor, Beverly Hills, CA 90211.
•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card is the one that is counted.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “For,” “Withhold” and broker non-votes; and, with respect to the other proposals, votes “For” and “Against,” abstentions and broker non-votes. Abstentions and broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other agent holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other agent holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other agent can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, which generally apply to all brokers, banks or other nominees, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), amendments to equity plans, and executive compensation, including advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation. The ratification of the selection of the independent registered public accounting firm is generally considered to be “routine” and brokers, banks or other nominees generally have discretionary voting power with respect to such proposals. Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.

How many votes are needed to approve each proposal?

•	Directors are elected by a “plurality” of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote for directors. Therefore, for the election of directors, the nine (9) nominees receiving the most “For” votes (from the holders of the votes of the shares present in person or represented by proxy and entitled to vote for directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.
•	To be approved, Proposal 2, the ratification of the selection of Rose, Snyder & Jacobs LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014, must receive more votes “For” the proposal than votes “Against” the proposal. Abstentions and broker non-votes will have no effect.
•	To be approved, Proposal 3, the advisory approval of the compensation of our named executive officers, must receive more votes “For” the proposal than votes “Against” the proposal. Abstentions and broker non-votes will have no effect. Although the advisory vote on Proposal No. 3 is non-binding, the Board will review the results of the votes and will consider the results in making a determination concerning future executive compensation.

•	To be approved, Proposal 4, the advisory approval of the frequency of future votes on compensation of our named executive officers, must receive more votes “For” the proposal than votes “Against” the proposal. Abstentions and broker non-votes will have no effect. Although the advisory vote on Proposal No. 4 is non-binding, the Board will review the results of the votes and will consider the results in making a determination concerning future executive compensation.
•	To be approved, Proposal 5, the approval of the 2012 Restated Equity Incentive Plan, must receive more votes “For” the proposal than votes “Against” the proposal. Abstentions and broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 11,703,774 shares outstanding and entitled to vote. Thus, the holders of 5,851,888 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four (4) business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four (4) business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals due for next year’s annual meeting?

We expect to hold our 2015 Annual Meeting of Stockholders on or about June 17, 2015 and to mail proxy materials on or about May 5, 2015. Stockholders may submit proposals on matters appropriate for stockholder action at the 2015 Annual Meeting of Stockholders consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. To be considered for inclusion in proxy materials for our 2015 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing no later than January 5, 2015 to our Corporate Secretary at 8840 Wilshire Blvd. 2nd Floor, Beverly Hills, CA 90211. Please review our bylaws, which contain requirements regarding advance notice of stockholder proposals. You may view our bylaws by visiting the SEC’s Internet website at www.sec.gov.

Consummation of Merger

On November 20, 2013, pursuant to that certain Agreement and Plan of Merger and Reorganization dated as of July 7, 2013, as amended by that certain First Amendment to Agreement and Plan of Merger and Reorganization, dated as of September 27, 2013 (as amended, the “Merger Agreement”), by and among Nile Therapeutics, Inc., a Delaware corporation (“Nile”), Bovet Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Nile (“Merger Sub”), and Capricor, Inc., a privately-held company, Merger Sub merged with and into Capricor, Inc. and Capricor, Inc. became a wholly-owned subsidiary of Nile (the “Merger”). Immediately prior to the effective time of the Merger (the “Effective Time”) and in connection therewith, Nile filed certain amendments to its certificate of incorporation which, among other things (i) effected a 1-for-50 reverse split of its common stock (the “Reverse Stock Split”), (ii) changed its corporate name from Nile Therapeutics, Inc. to Capricor Therapeutics, Inc., and (iii) effected a reduction in the total number of authorized shares of common stock from 100,000,000 to 50,000,000, and a reduction in the total number of authorized shares of preferred stock from 10,000,000 to 5,000,000. At the Effective Time and in connection with the Merger, each outstanding share of Capricor, Inc.’s Series A-1, Series A-2 and Series A-3

Preferred Stock was converted into one share of common stock, par value $0.001 per share, of Capricor, Inc. (the “Capricor, Inc. Common Stock”).

As a result of the Merger and in accordance with the terms of the Merger Agreement, each outstanding share of Capricor, Inc. Common Stock was converted into the right to receive approximately 2.07 shares of the common stock of Capricor Therapeutics, par value $0.001 per share (the “Capricor Therapeutics Common Stock”), on a post 1-for-50 Reverse Stock Split basis. Immediately after the Effective Time and in accordance with the terms of the Merger Agreement, the former Capricor, Inc. stockholders owned approximately 90% of the outstanding common stock of Capricor Therapeutics, and the Nile stockholders owned approximately 10% of the outstanding common stock of Capricor Therapeutics, in each case on a fully-diluted basis. For accounting purposes, the Merger is accounted for as a reverse merger with Capricor, Inc. as the accounting acquiror (legal acquiree) and Nile as the accounting acquiree (legal acquiror).

Since Capricor, Inc. was deemed to be the accounting acquiror in the merger, the historical financial information for periods prior to the Merger reflect the financial information and activities solely of Capricor, Inc. and not of Nile. The historical equity of Capricor, Inc. has been retroactively adjusted to reflect the equity structure of Capricor Therapeutics using the exchange ratio established in the Merger, which reflects the number of shares Capricor Therapeutics issued to equity holders of Capricor, Inc. as a result of the Merger. The retroactive adjustment of Capricor, Inc.’s equity includes Capricor, Inc.’s preferred stock as if such shares of preferred stock had been converted into Capricor, Inc. common stock at the respective dates of issuance, which is consistent with the terms of the Merger. Accordingly, all common and preferred shares and per share amounts for all periods presented in the condensed consolidated financial statements contained in this Proxy Statement on Schedule 14A and consolidated notes thereto have been adjusted retrospectively, where applicable, to reflect the respective exchange ratio established in the Merger.

After the Effective Time, each then outstanding Capricor, Inc. stock option, whether vested or unvested, was assumed by Capricor Therapeutics in accordance with the terms of (i) the 2006 Stock Option Plan, (ii) the 2012 Restated Equity Incentive Plan, or (iii) the 2012 Non-Employee Director Stock Option Plan, as applicable, and the stock option agreement under which each such option was issued. All rights with respect to Capricor, Inc. Common Stock under outstanding Capricor, Inc. options were converted into rights with respect to Capricor Therapeutics Common Stock.

Reverse Stock Split

All share amounts, per share data, share prices, exercise prices and conversion rates set forth in this Proxy Statement have, where applicable, been adjusted retroactively to reflect the Reverse Stock Split.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

The Board currently consists of nine (9) directors. There are nine (9) nominees for election to the Board this year. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a member of the Board and was appointed to the Board upon the effective time of the merger between Nile Therapeutics, Inc. (“Nile”) and Capricor, Inc., in accordance with the terms of the Merger Agreement.

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote for directors. The nine (9) nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine (9) nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees

The Nominating and Corporate Governance Committee recommended, and the Board of Directors approved, each of the nominees for election at the annual meeting to the Board of Directors. There are no family relationships between or among any of our executive officers, directors or nominees for director.

The Nominating and Corporate Governance Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee, and for the Board as a whole to approve the nomination of that person to the Board.

Information Regarding the Board of Directors and Corporate Governance

Name	Age	Positions Held
Linda Marbán, Ph.D.	51	President, Chief Executive Officer and Director
Frank Litvack, M.D.	58	Executive Chairman and Director
Joshua Kazam	37	Director
Gregory W. Schafer	50	Director
Earl M. (Duke) Collier, Jr.	67	Director
David B. Musket	56	Director
Louis Manzo	76	Director
Louis J. Grasmick	89	Director
George W. Dunbar, Jr.	67	Director

Linda Marbán, Ph.D.  Dr. Marbán is currently serving as our Chief Executive Officer. Co-founder of Capricor, Inc., a privately-held company and our wholly-owned subsidiary, Dr. Marbán has been with Capricor, Inc. since 2005 and became its Chief Executive Officer in 2010. She combines her background in research with her business experience to lead Capricor, Inc. and create a path to commercialization for its novel stem-cell cardiac therapies. Dr. Marbán was the lead negotiator in procuring the license agreements that are the foundation of Capricor, Inc.’s intellectual property portfolio. Under her direction as Chief Executive Officer, Capricor, Inc. secured approximately $27.0 million in non-dilutive grants and a loan award which funds Capricor, Inc.’s R&D programs and clinical trials involving its CAP-1002 product. Dr. Marbán’s deep knowledge of the cardiac space, in particular, allows her to provide unique direction for the Company’s development and growth. From 2003 to 2009, Dr. Marbán was with Excigen, Inc., a biotechnology start-up company, where she was responsible for business development, operations, pre-clinical research, and supervising the development of gene therapy products in a joint development agreement with Genzyme Corp.

While at Excigen, she also negotiated a joint development and sublicense agreement with Medtronic Corp. utilizing Excigen’s technology and supervised the building of a lab in which the work was to be performed. Dr. Marbán began her career in academic science, first at the Cleveland Clinic Foundation working on the biophysical properties of cardiac muscle. That work continued when she moved to a postdoctoral fellowship at Johns Hopkins University, or JHU. While at JHU, she advanced to the rank of Research Assistant Professor in the Department of Pediatrics, continuing her work on the mechanism of contractile dysfunction in heart failure. Her tenure at JHU ran from 2000 to 2003. Dr. Marbán earned a Ph.D. from Case Western Reserve University in cardiac physiology.

Frank Litvack, M.D., FACC.  Dr. Litvack is currently serving as our Executive Chairman and as a member of our Compensation Committee. Dr. Litvack is a native of Canada. He completed medical school and residency at McGill University in Montreal and a Cardiovascular Fellowship at Cedars-Sinai Medical Center in Los Angeles, where he subsequently became co-director of the Cardiovascular Intervention Center and Professor of Medicine at UCLA. There he led a prominent clinical and research program known for its excellence in innovation, care and leadership in Translational Medicine. Dr. Litvack was Board certified in Internal Medicine, Cardiovascular Diseases and Interventional Cardiology. He has published more than one hundred research articles and chapters and is the recipient of several awards, including an American Heart Association Young Investigator Award, the Leon Goldman Medical Excellence Award for contributions to the field of biomedical optics and the United States Space Technology and Space Foundation Hall of Fame for pioneering work with the excimer laser. Dr. Litvack left full time practice and academics in 2000 to concentrate on entrepreneurial activities. Dr. Litvack has founded and operated several healthcare ventures, both as chairman and/or chief executive officer, including Progressive Angioplasty Systems Inc., a medical device company that was acquired by United States Surgical Corp. in 1998; Savacor, Inc., a medical device company that was acquired by St. Jude Medical in 2005; Conor Medsystems, Inc., a publicly traded medical device company that was acquired by Johnson & Johnson for $1.4 billion in 2007; and Entourage Medical Technologies Inc., a medical device company currently in development. He presently sits on the boards of several early stage healthcare companies and was a former director of publicly traded Nile Therapeutics, Inc. from 2009 – 2012. Dr. Litvack joined the Board of Capricor, Inc. as Executive Chairman in 2012. Dr. Litvack is currently a General Partner in Pura Vida Investment, LLC, a healthcare hedge fund, and is serving as a Director on the Board of Cardiovascular Research Foundation, a non-profit research and education entity.

Joshua A. Kazam.  Mr. Kazam served as Nile Therapeutics, Inc.’s non-employee President and Chief Executive Officer from June 2009 through August 2012, and has served as a director of the Company since inception in August 2005. In June 2009, Mr. Kazam co-founded Two River Consulting, LLC, a consulting firm. He has also served as an officer and director of Riverbank Capital Securities, Inc., a FINRA member broker dealer, since October 2005. From 2002 to 2004, Mr. Kazam served as the Director of Investment Management for the Orion Biomedical Fund, a private equity fund focused on biotechnology investments. Mr. Kazam also co-founded and served as a director of Arno Therapeutics, Inc., a publicly-held, New Jersey-based biopharmaceutical company focused on the treatment of cancer patients, from its inception in August 2005 until September 2010. Mr. Kazam currently serves as a director of Kite Pharma, Inc., a publicly-traded biotechnology company; and Velcera, Inc., a privately-held specialty pharmaceutical company. Mr. Kazam received his degree in Entrepreneurial Management from the Wharton School of the University of Pennsylvania.

Gregory W. Schafer.  Mr. Schafer has served as a director of the Company since January 2008, and also serves as Chairman of the Audit Committee and as a member of the Nominating and Corporate Governance Committee. Mr. Schafer has served as Chief Operating Officer of Aduro Biotech, Inc., a biotechnology company focused on immuno-oncology, since July 2013. From June 2010 to June 2013, Mr. Schafer served as Chief Financial Officer of Jennerex, a biotherapeutics company focused on oncology. From April 2009 to June 2010, Mr. Schafer served as an independent consultant to private and public biotechnology companies. From April 2006 to January 2009, Mr. Schafer served as the Vice President and Chief Financial Officer of Onyx Pharmaceuticals, Inc., a publicly-held, California-based biopharmaceutical company dedicated to developing innovative therapies that target the molecular mechanisms that cause cancer. Prior to Onyx, from 2004 to 2006, Mr. Schafer served as a consultant to several private and public biotechnology companies. From 1997 to 2004, Mr. Schafer held various executive positions at Cerus Corporation, a public biotechnology company, including Vice President and Chief Financial Officer. Prior to joining Cerus, Mr. Schafer worked as a management consultant for Deloitte & Touche LLP. Mr. Schafer holds an M.B.A. from the Anderson Graduate School of Management at UCLA and a BSE in Mechanical Engineering from the University of Pennsylvania.

Earl M. (Duke) Collier, Jr.  Mr. Collier joined the Capricor, Inc. Board of Directors in 2011 and is a member of the Company’s Nominating and Corporate Governance Committee. He is currently the Chief Executive Officer of 480 Biomedical, a medical device company developing products used in the treatment of peripheral artery disease, and the executive chairman of Arsenal Medical, Inc., a medical device company. Mr. Collier was formerly Executive Vice President at Genzyme Corporation, a biotechnology company acquired by Sanofi for $20.1 billion in 2011. During his tenure at Genzyme, Mr. Collier was responsible for building the biosurgery business and overseeing the company’s efforts in oncology, multiple sclerosis and other immune disorders. He has led some of Genzyme’s significant acquisitions and the formation of MG Biotherapeutics, Genzyme’s joint venture with Medtronic Inc., which focused on cardiac cell therapy. Mr. Collier also served as President of Vitas Healthcare, a hospice provider, as a partner at the Washington, DC-based law firm of Hogan and Hartson and as Deputy Administrator of the Health Care Finance Administration (now CMS) in the U.S. Department of Health & Human Services. Mr. Collier sits on the boards of several corporations including Arsenal Medical, Inc. He is also chairman of the board for the Newton-Wellesley Hospital. From 2006 to 2009, Mr. Collier served as a director of publicly-traded Decode Genetics Inc. (DGI Resolution, Inc.), a biopharmaceutical company, and he currently serves on the board of directors of Tesaro, Inc., a publicly-traded biopharmaceutical company. Mr. Collier earned a Bachelor of Arts degree at Yale University and received a law degree from the University of Virginia Law School.

David B. Musket.  Mr. Musket joined the Capricor, Inc. Board of Directors in 2012 and is a member of the Company’s Audit Committee and Compensation Committee. Mr. Musket has vast experience in strategic finance and has been following developments in the pharmaceutical and medical device industries for over 30 years. Mr. Musket began his investment career as an equities research analyst at Goldman Sachs & Co. following the pharmaceutical industry. In 1991 he founded Musket Research Associates, a venture banking firm focused exclusively on emerging healthcare companies. In 1996 he co-founded ProMed Management, a healthcare-focused investment partnership. He is still actively involved with both of these entities. He has served on the boards of several private and public companies throughout his career, and is currently on the board of privately held TherOx, Inc., a medical device company. From 1999 to 2007, Mr. Musket served on the board of directors of publicly traded Conor MedSystems, Inc., a medical device company sold to Johnson & Johnson in 2007 for $1.4 billion. Mr. Musket holds a Bachelor of Arts degree in Biology and Psychology from Boston College.

Louis Manzo.  Mr. Manzo was one of the initial investors in Capricor, Inc. and joined the Capricor, Inc. Board of Directors in 2006. Mr. Manzo is also a member of the Company’s Compensation Committee and Nominating and Corporate Governance Committee. Mr. Manzo has been a prominent Baltimore entrepreneur for over three decades and has extensive experience in the area of finance. Mr. Manzo received his Bachelor of Science degree from the University of Notre Dame and his M.B.A. from Harvard Business School. He served in the armed forces as an officer in the United States Navy. After completing his M.B.A. at Harvard, Mr. Manzo joined, and in a few years became General Partner of, Baker, Watts & Co., a New York Stock Exchange Member Firm. His experience there included being Director of Equity Research and, later, the Head of Corporate Finance. During the 1980’s, Mr. Manzo started his own private investment firm, LVM Venture Partners. Beginning in 1989, Mr. Manzo became part of the founders group which helped a Johns Hopkins cardiologist fund his launching of a research center for preventive cardiology. Mr. Manzo remained as an advisor during the center’s formative years. His continued interest in preventive research included a major investment to research the use of protein modeling for early disease detection. Since 2002, he has been following and supporting research into the use of adult stem cells in the repair of spinal cord and heart damage. The list of private company boards, senior advisory roles, and charities that Mr. Manzo has been involved with over the years are numerous and varied, including: the Johns Hopkins Preventive Cardiology Center, a hospital center; Greater Baltimore Medical Center, a hospital; Goodwill Industries of Maryland, a non-profit organization; E.I.L. Instruments, Inc., an instrument company; and Notre Dame University of Maryland, a private university.

Louis J. Grasmick.  Mr. Grasmick was one of the initial investors in Capricor, Inc. and joined the Capricor, Inc. Board of Directors in 2006. Mr. Grasmick is a prominent Baltimore philanthropist and entrepreneur with over fifty years of executive experience. He is the Chief Executive Officer of the Louis J. Grasmick Lumber Company, a supplier of industrial lumber, which he founded after playing professional baseball for seven years. His many accomplishments and positions include being director of the Harbor Bank of Maryland’s Executive Committee, as well as past president of Signal 13, a non-profit organization. Mr. Grasmick currently sits on the board of directors for The Johns Hopkins Hospital Broccoli Center. Voted “Man of the Year” by both the Baltimore Junior Association of Commerce and the Variety Club, he was also honored by the Children’s Guild of Maryland in 2009 with their award for “Making the Impossible Possible”.

George W. Dunbar, Jr.  Mr. Dunbar joined the Capricor, Inc. Board of Directors in 2012 and is a member of the Company’s Audit Committee. Mr. Dunbar is currently President and Chief Executive Officer of ISTO Technologies. Inc., a privately-held biotechnology company. Mr. Dunbar has extensive healthcare and life sciences operating experience, and has served as a former director or chief executive officer with a number of private and public life science companies. Prior to joining ISTO, commencing in 2010, Mr. Dunbar served as a Venture Partner with Arboretum Ventures, a leading healthcare venture capital firm. He has served as a board member for the following portfolio companies: IntelliCyt, a provider of high throughput screening and analytics for aiding drug discovery, KFx Medical, a medical device company (as chair), and CerviLenz, Inc., a medical device company (as executive chair). He was a past director and executive chair of Accuri Cytometers (now Becton Dickinson & Co.), a cell analysis and flow cytometer company. Mr. Dunbar has also served as the chief executive officer and/or a director of several publicly traded companies, all of which are involved in the healthcare industry. Previously, he served as Chairman and Chief Executive Officer of publicly traded Aastrom Biosciences, a biotechnology company developing therapies for severe, chronic cardiovascular diseases; as a director and Chief Executive Officer of publicly traded Stem Cells Inc. (formerly Cyto Therapeutics), a company engaged in the development of stem cell therapies; as a director and Chief Executive Officer of publicly traded Metra Biosystems, a bio-marker discovery company; as a director of publicly traded DepoTech, a biotechnology company; as a director of publicly traded LJL Biosystems, a provider of drug discovery automated systems to the life sciences industry; and as a director of publicly traded Quidel Corporation, a company which develops and markets diagnostic testing solutions. Mr. Dunbar has also worked with several venture capital groups and served as an advisor, director or chief executive officer to several private life sciences companies, including Quantum Dot, a Versant Ventures/MPM Capital company; Targesome, an Alloy Ventures/CHL Medical Partners company; and Epic Therapeutics, an MPM Capital/Proquest Investments company. He has also held senior leadership positions with Ares-Serono, now Merck-Serono, and Amersham International, now GE Healthcare. Mr. Dunbar attended Auburn University where he graduated with a Bachelor of Science degree in Electrical Engineering and later received his M.B.A. He currently serves on the Harbert College of Business M.B.A. Advisory Board and is an advisor to Vanderbilt University’s Center for Technology Transfer and Commercialization.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH NAMED NOMINEE.

Information Regarding the Board of Directors and Corporate Governance

Independence of the Board of Directors

While we are not listed on The Nasdaq Stock Market LLC (“Nasdaq”), the Board has adopted the independence rules of Nasdaq in making its determination of director independence. Pursuant to the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the Board has affirmatively determined that the following seven (7) directors are independent directors within the meaning of the applicable Nasdaq listing standards: Dr. Frank Litvack, Mr. Gregory Schafer, Mr. Earl Collier, Jr., Mr. David Musket, Mr. Louis Manzo, Mr. Louis Grasmick and Mr. George Dunbar. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with us. In addition to transactions required to be disclosed under Securities and Exchange Commission (“SEC”) rules, the Board considered certain other relationships in making its independence determinations, and determined in each case that such other relationships did not impair the director’s ability to exercise independent judgment on our behalf.

Dr. Linda Marbán, our President and Chief Executive Officer, is not an independent director by virtue of her employment with us, and Mr. Kazam is not an independent director due to his previous relationship, and that of his consulting firm Two River Consulting, LLC, with Nile.

Board Leadership Structure

The Board has determined that having an independent director serve as Executive Chairman of the Board is in the best interest of our stockholders at this time, and that separation of the positions of Executive Chairman of the Board and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. The structure ensures a greater role for the independent directors in the oversight of us and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

Role of the Board in Risk Oversight

We face a variety of risks, including liquidity and operational risks. The Board and each of its committees are involved in overseeing risk associated with us. The Audit Committee reviews and discusses with management and the independent registered public accounting firm our guidelines and policies with respect to risk assessment and risk management, including our major financial risk exposures and the steps taken by management to monitor and control such exposures. The Audit Committee determines and approves, prior to commencement of the audit engagement, the scope and plan for the internal audit and confers with management and the independent registered public accounting firm regarding the scope, adequacy and effectiveness of internal control over financial reporting, including any special audit steps taken in the event of a material control deficiency. The Audit Committee also reviews with management and the independent registered public accounting firm any fraud, whether or not material, that includes management or other employees who have a significant role in our internal control over financial reporting and any significant changes in internal controls or other factors that could significantly affect internal controls, including any corrective actions in regard to significant deficiencies or material weaknesses. Furthermore, the Audit Committee establishes procedures for the receipt, retention and treatment of complaints that we receive regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

It is the role of the Nominating and Corporate Governance Committee to review, discuss and assess, along with input from senior management, the performance of the Board and the committees of the Board at least annually. The Nominating and Corporate Governance Committee is responsible for developing and making recommendations to the Board for approval, and periodically reviewing with our Chief Executive

Officer, the plans for succession to the offices of our Chief Executive Officer and other executive officers and the selection of appropriate individuals to succeed to executive positions.

It is the role of the Compensation Committee to review, at least annually, our compensation philosophy and to review and approve (or, if it deems appropriate, recommend to the Board for determination and approval) the compensation of our executive officers, senior management and non-employee directors, taking into consideration the individual’s success in achieving his or her individual performance goals and objectives and the corporate performance goals and objectives deemed relevant to him or her, as established by the Compensation Committee, in addition to other factors. The Compensation Committee will review and recommend to the Board for approval the frequency with which we will conduct say-on-pay votes, taking into account the results of the most recent stockholder advisory vote on the frequency of such say-on-pay votes, and reviews and approves the proposals regarding the say-on-pay vote and the frequency of the say-on-pay vote to be included in each of our annual meeting proxy statements. It is also the role of the Compensation Committee to review, at least annually, our incentive compensation arrangements to determine whether they encourage excessive risk-taking, reviews and discusses the relationship between our risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate such risk.

Meetings of the Board of Directors

Prior to the merger between Nile and Capricor, Inc., during the last fiscal year, the board of directors of Nile (formerly our corporate name), met twelve (12) times, either in person or by telephone conference, and took action by unanimous written consent on one (1) occasion.

After the merger between Nile and Capricor, Inc., the Board of Capricor Therapeutics met three (3) times during the last fiscal year. Missing one (1) meeting of three (3) would mean that a director attended less than 75% of the aggregate number of meetings. All directors, other than George W. Dunbar, David B. Musket, Earl M. Collier, Jr., and Joshua Kazam attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served that were held during the portion of the last fiscal year for which they were directors or committee members, respectively.

It is our policy to invite directors and nominees for director to attend the Annual Meeting either in person or by telephone.

Executive Sessions

As required under applicable Nasdaq listing standards, our independent directors periodically meet in executive session at which only they are present.

Information Regarding Committees of the Board of Directors

The Board has three primary committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2013 for each of these committees of the Board:

Name	Audit(1)	Compensation(2)	Nominating and Corporate Governance(3)
Linda Marbán, Ph.D.(4)	—	—	—
Frank Litvack, M.D.(4)	—	X*	—
Joshua Kazam	—	—	—
Gregory W. Schafer	X*	—	X
Earl M. (Duke) Collier, Jr.(4)	—	—	X
David B. Musket(4)	X	X	—
Louis Manzo(4)	—	X	X
Louis J. Grasmick(4)	—	—	—
George W. Dunbar, Jr.(4)	X	—	—
Total meetings held in 2013	3	—	—
Total actions by unanimous written consent in 2013	—	—	—

(1)	Each of Pedro Granadillo and Paul Mieyal, Ph.D., CFA, served on the Audit Committee until he resigned from the Board in connection with the merger between Nile and Capricor, Inc., pursuant to the terms of the merger agreement.
(2)	Mr. Granadillo served on the Compensation Committee and as its Chairperson until he resigned from the Board in connection with the merger between Nile and Capricor, Inc., pursuant to the terms of the merger agreement. Each of Peter M. Kash and Dr. Mieyal also served on the Compensation Committee until he resigned from the Board in connection with the merger between Nile and Capricor, Inc., pursuant to the terms of the merger agreement.
(3)	Mr. Kash served on the Nominating and Corporate Governance Committee and as its Chairperson until he resigned from the Board in connection with the merger between Nile and Capricor, Inc., pursuant to the terms of the merger agreement. The Board has not yet appointed the director who shall serve as the Chairperson of the Nominating and Corporate Governance Committee.
(4)	Each of these individuals were appointed to the Board upon the effective time of the merger between Nile Therapeutics, Inc. and Capricor, Inc., pursuant to the terms of the merger agreement.
*	Committee Chairperson

Below is a description of each primary committee of the Board. Each of these committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each of these committees meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Audit Committee

The current members of our Audit Committee are Mr. Gregory Schafer (Chair), Mr. George Dunbar and Mr. David Musket. The Board has determined that Mr. Schafer qualifies as an “audit committee financial expert,” as defined by the applicable rules of the SEC.

The Audit Committee of the Board is a separately-designated standing audit committee established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee has adopted a written charter that is available on the Corporate Governance section of our website at www.capricor.com.

The Audit Committee acts on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to our accounting and financial reporting processes and audits of financial statements, and also assists the Board in its oversight of the quality and integrity of our financial statements and reports and the qualifications, independence and performance of our independent registered public accounting firm. For this purpose, the Audit Committee performs several functions. A summary of the responsibilities of the Audit Committee include:

•	selecting, appointing, determining the compensation of, retaining and overseeing the work of our independent registered public accounting firm and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us;
•	prior to engagement of any prospective registered public accounting firm, reviewing and discussing with the prospective independent registered public accounting firm a written disclosure by the prospective independent registered public accounting firm of all relationships between us, or persons in financial oversight roles, and such independent registered public accounting firm or their affiliates;
•	pre-approving engagements of the independent registered public accounting firm, prior to commencement of the engagement, and the scope of and plans for the audit;
•	monitoring the rotation of partners of the independent registered public accounting firm on our audit engagement team;
•	reviewing with management and the independent registered public accounting firm any fraud, whether or not material, that includes management or employees who have a significant role in our internal control over financial reporting and any significant changes in internal controls or other factors that could significantly affect internal controls, including any corrective actions in regards to significant deficiencies or material weaknesses;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or other auditing matters and the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;
•	reviewing our compliance with applicable laws and regulations and reviewing and overseeing any policies, procedures or programs designed to monitor such compliance; and
•	reviewing and discussing with management and the independent registered public accounting firm the annual audited financial statements (including the related notes) and any major issues regarding accounting principles and financial statement presentation and all other matters required to be discussed under generally accepted accounting standards, the results of the independent registered public accounting firm’s review of our quarterly financial information prior to public disclosure and our disclosures in our periodic reports filed with the SEC.

The Audit Committee reviews, discusses and assesses its own performance at least annually, including a review of its compliance with its charter. The Audit Committee also, at least annually, reviews and assesses its charter and recommends any proposed changes to the Board for its consideration.

Report of the Audit Committee of the Board of Directors*

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2013 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Mr. Schafer
Mr. Musket
Mr. Dunbar

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The current members of our Compensation Committee are Dr. Frank Litvack (Chair), Mr. Louis Manzo and Mr. David Musket. Although our shares are not listed on the Nasdaq Stock Market, the Nominating and Corporate Governance Committee’s intention is to operate according to Nasdaq rules where appropriate and the Board has determined that all members are “independent” within the meaning of the applicable listing standards of the Nasdaq Stock Market. The Compensation Committee has adopted a written charter that is available on the Corporate Governance section of our website at www.capricor.com.

The Compensation Committee acts on behalf of the Board to discharge the Board’s responsibilities relating to the compensation of our executives, including by designing, recommending to the Board for approval and evaluating our compensation plans, policies and programs. The Compensation Committee is also responsible for reviewing, discussing with management and approving our disclosures relating to executive compensation for use in our reports filed with the SEC. A summary of the responsibilities of the Compensation Committee include:

•	reviewing, at least annually, our compensation philosophy;
•	determining and approving (or, if the Compensation Committee deems appropriate, recommending to the Board for determination and approval) corporate goals and objectives relating to the compensation of the Chief Executive Officer, evaluating the performance of the Chief Executive Officer in light of those goals, and determining or recommending the compensation of our Chief Executive Officer, including seeking to achieve an appropriate level of risk and reward in determining the long-term incentive component of the Chief Executive Officer’s compensation;
•	determining and approving (or, if the Compensation Committee deems appropriate, recommending to the Board for determination and approval) the compensation for all other executive officers and senior management taking into consideration such person’s success in achieving his or her individual goals and objectives and the corporate performance goals and objectives deemed relevant to such executive officers and senior manager;
•	reviewing and approving (or, if it deems appropriate, making recommendations to the Board regarding) the terms of employment agreements, severance agreements, change-of-control protections and other compensatory arrangements for our executive officers and senior management;
•	reviewing and approving the type and amount of compensation to be paid or awarded to non-employee directors;
•	reviewing and approving the adoption, amendment and termination of our stock option plans, stock appreciation rights plans, pension and welfare benefit plans, incentive plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans and similar programs, as applicable; and administering all such plans, setting performance targets, selecting participants, approving grants and awards and exercising such other power and authority as may be permitted or required under such plans;
•	establishing and reviewing policies concerning perquisite benefits;
•	reviewing our incentive compensation arrangements to determine whether such arrangements encourage excessive risk-taking, and reviewing and discussing the relationship between our risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk, at least annually;
•	reviewing and recommending to the Board for approval the frequency with which we conduct a vote on executive compensation, taking into account the results of the most recent stockholder advisory vote on the frequency of the vote on executive compensation, and reviewing and approving the proposals and frequency of the vote on executive compensation to be included in our annual meeting proxy statements;
•	Periodically reviewing the need for a Company policy regarding compensation paid to the Company’s executive officers in excess of limits deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended;
•	Determining the Company’s policy with respect to change of control or parachute payments;
•	Managing and reviewing executive officer indemnification and insurance matters; and
•	Evaluating the Committee’s own performance and reviewing and assessing the Committee Charter.

The Compensation Committee holds regular or special meetings as its members deem necessary or appropriate. The Compensation Committee, through the chairperson of the Compensation Committee, reports all material activities of the Compensation Committee to the Board from time to time, or whenever so requested by the Board. The charter of the Compensation Committee grants the Compensation Committee authority to select, retain and obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain and terminate any compensation consultants to assist in its evaluation of director, chief executive officer or senior executive compensation, including sole authority to approve the consultant’s reasonable fees and other retention terms. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any internal or external legal, accounting or other advisors and consultants retained by the Compensation Committee. The Compensation Committee may select an internal or external legal, accounting or other advisor or consultant only after considering the independence of such internal or external legal, accounting or other advisor or consultant using factors established by law and the rules and regulations of the SEC and Nasdaq.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate.

Nominating and Corporate Governance Committee

The current members of our Nominating and Corporate Governance Committee are Mr. Earl Collier, Mr. Gregory Schafer and Mr. Louis Manzo. The Board has determined that all members are “independent” within the meaning of the applicable listing standard of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee has adopted a written charter that is available on the Corporate Governance section of our website at www.capricor.com. The Nominating and Corporate Governance Committee acts on behalf of the Board to fulfill the Board’s responsibilities in overseeing all aspects of our nominating and corporate governance functions. A summary of the responsibilities of the Nominating and Corporate Governance Committee include:

•	determining the minimum qualifications, qualities, skills and other expertise required for service on the Board;
•	identifying, reviewing and evaluating candidates to serve on the Board, including prior to each annual meeting of stockholders at which directors are to be elected, recommending to the Board for nomination such candidates as the Nominating and Corporate Governance Committee has found to be well qualified and willing and available to serve; and after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, recommending to a prospective member for appointment to the Board;
•	developing and recommending to the Board for approval standards for determining whether a director has a relationship with the Company that would impair its independence;
•	evaluating the performance of the members of the committees of the Board, reviewing the composition of such committees and recommending to the Board annually the chairmanship and membership of each committee;
•	considering and recommending the removal of a director for cause, in accordance with the applicable provisions of the Company’s certificate of incorporation and bylaws;
•	overseeing the Board in its annual review of its performance and making appropriate recommendations to improve performance;
•	developing and recommending to the Board such policies and procedures with respect to the nomination of directors or other corporate governance matters as may be required to be disclosed pursuant to any rules promulgated by the SEC or otherwise considered to be desirable and appropriate;
•	developing and reviewing corporate governance principles to be applicable to the Company and periodically reviewing Company policy statements to determine their adherence to the Company’s Code of Business Conduct and Ethics;
•	overseeing and reviewing the processes and procedures used by the Company to provide information to the Board and its committees;

•	developing and recommending to the Board plans for succession to the offices of the Company’s Chief Executive Officer and other executive officers and making recommendations to the Board with respect to the selection of appropriate individuals to succeed to these positions; and
•	reviewing and reassessing its Charter at least annually and submitting any recommended changes to the Board for its consideration.

The Nominating and Corporate Governance Committee periodically, and at least annually, reviews, discusses and assesses the performance of the Board and committees of the Board. In fulfilling this responsibility, the Nominating and Corporate Governance Committee seeks input from senior management, the full Board and others. In assessing the Board, the Nominating and Corporate Governance Committee evaluates the overall composition of the Board, the Board’s contribution as a whole and its effectiveness in serving our best interests and the best interests of our stockholders.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders.

In conducting this assessment, the Nominating and Corporate Governance Committee considers such factors as it deems appropriate given the current needs of the Board and us, to maintain a balance of knowledge, experience and capability. While the Nominating and Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for director, it does not have a formal policy in this regard. The Nominating and Corporate Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint, as well as traditional diversity concepts such as race or gender. In the case of new director candidates, if applicable, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

At least annually, the Nominating and Corporate Governance Committee will review, discuss and assess its own performance and composition and review and assess the adequacy of its charter, including its roles and responsibilities as outlined in its charter, and recommend any proposed changes to the Board for its consideration and approval.

The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at 8840 Wilshire Blvd. 2nd Floor, Beverly Hills, California 90211, Attention: Corporate Secretary, at least 30 days prior to the date of the annual or special meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Experience, Qualifications, Attributes and Skills of Directors

We look to our directors to lead us through our continued growth as an early-stage public biopharmaceutical company. Our directors bring their leadership experience from a variety of life science and other companies and professional backgrounds which we require to continue to grow and bring value to our stockholders. Dr. Frank Litvack, our Executive Chairman, has a wealth of business building experience and medical expertise that ensures that our activities are anchored in sound scientific research and solid business planning and practices. As an accomplished veteran of the healthcare industry who has orchestrated the founding, development and sale of several medical technology companies, we believe that Dr. Litvack provides invaluable knowledge and leadership to the company. Dr. Linda Marbán brings a wealth of knowledge in research and development especially for the treatment of cardiovascular disease. She has over a decade of experience in early stage life sciences companies, as well as business development expertise. Mr. Kazam and Mr. Musket have venture capital or investment banking backgrounds and offer expertise in financing and growing small biopharmaceutical companies. Each of Mr. Collier, Dunbar, Kazam, Manzo, Grasmick, Musket, and Mr. Schafer have significant experience with early stage private and public companies and bring depth of knowledge in building stockholder value, growing a company from inception and navigating significant corporate transactions and the public company process. Mr. Dunbar and Mr. Collier have extensive experience in the pharmaceutical industry, allowing them to contribute their significant operational experience. As a result of his experience in the role of chief financial officer of public companies, Mr. Schafer also brings extensive finance, accounting and risk management knowledge to us.

Stockholder Communications with the Board of Directors

Historically, we have not adopted a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of our stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to our stockholders in a timely manner. In order to communicate with the Board as a whole, with non-management directors or with specified individual directors, correspondence may be directed to our Corporate Secretary at 8840 Wilshire Blvd 2nd Floor, Beverly Hills, California 90211. Each communication will be reviewed by our Corporate Secretary to determine whether it is appropriate for presentation to the Board or such director. Communications determined by our Corporate Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or the director on a periodic basis.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all directors, officers, employees, consultants, contractors and agents, wherever they are located and whether they work for us on a full- or part-time basis. The Code was designed to help such directors, employees and other agents to resolve ethical issues encountered in the business environment. The Code covers topics such as conflicts of interest, compliance with laws, confidentiality of Company information, encouraging the reporting of any violations of the Code, fair dealing and protection and use of Company assets.

A copy of the Code, as adopted by the Board of Directors, is available at the Corporate Governance page of our website at www.capricor.com. Please note that information contained on our website is not incorporated by reference in, or considered to be a part of, this Proxy Statement. We may post amendments to or waivers of the provisions of the Code, if any, made with respect to any directors and employees on that website.

Hedging and Pledging Policies

As part of our Insider Trading Policy, our officers, directors, employees and consultants are prohibited from engaging in short sales of our securities and our officers, directors and employees are prohibited from engaging in hedging transactions involving our securities. Our Insider Trading Policy further prohibits officers, directors and employees from pledging securities as collateral for a loan unless pre-cleared by the Insider Trading Compliance Officer.

Information Regarding Executive Officers

Set forth below are the name, age as of September 1, 2014, position(s), and a description of the business experience of each of our executive officers:

Name	Age	Positions Held
Linda Marbán, Ph.D.	51	President, Chief Executive Officer and Director
Anthony Bergmann, M.B.A.	28	Principal Financial Officer and Vice President of Finance
Karen G. Krasney, J.D.	62	Executive Vice President and General Counsel
Andrew Hamer, M.D.	52	Vice President of Medical Affairs
Rachel Smith, Ph.D.	35	Vice President of Research and Development

A description of the business experience of Linda Marbán is provided above under the heading “Proposal No. 1 — Election of Directors — Nominees”.

Anthony Bergmann, M.B.A.  Mr. Bergmann currently serves as our Vice President of Finance. Mr. Bergmann previously worked at the business management firm, Gettleson, Witzer and O’Connor, in Beverly Hills, California beginning in 2008, where he focused on accounting and finance for several production studios generating motion picture releases and worldwide revenue exceeding $1 billion. The firm’s clients included foundations, trusts, and independent actors, writers, producers and directors across the entertainment industry. While at the firm, he focused on budgeting, tax forecasting and asset management. Mr. Bergmann joined Capricor in 2011 and served as the Director of Finance until November 2013. He was recently made Vice President of Finance of Capricor. He also serves as Capricor’s corporate treasurer. Mr. Bergmann was instrumental in facilitating the company’s Series A-3 $6.0 million Preferred Stock offering and helped structure the company’s successful $19.8 million budget proposal to the California Institute for Regenerative Medicine for the company’s Phase II clinical trial. Mr. Bergmann is responsible for all aspects of the Company’s finance, accounting and human resource functions. Mr. Bergmann graduated from Providence College with a BS in Management, and a minor in Finance. He has an MBA from the University of Southern California’s Marshall School of Business. He is actively involved in various venture capital and entrepreneurial associations throughout the Los Angeles area.

Karen G. Krasney, J.D.  Ms. Krasney is currently serving as our Executive Vice President, Secretary and General Counsel. Ms. Krasney’s career spans over 35 years serving as General Counsel for numerous corporations and private companies engaged in a wide variety of industries. Her extensive background and vast experience has been focused on domestic and international corporate and business law, as well as litigation. Ms. Krasney has been involved in the medical technology arena since the mid 1990’s, representing several medical technology companies developing products for the treatment of cardiovascular disease. Commencing in 2002, Ms. Krasney served as legal counsel of Biosensors International Group Ltd., a multinational medical device company that develops, manufactures and sells medical devices for cardiology applications. In 2006, she accepted the position of General Counsel and Executive Vice President of Biosensors and served in that capacity until 2010. During her tenure at Biosensors, among other things, Ms. Krasney headed the legal team that facilitated the company’s successful initial public offering in Singapore and was responsible for negotiating and documenting all agreements for the company worldwide, including licensing agreements with major medical device companies and agreements required for the company’s international clinical trials. Ms. Krasney has been providing legal services to Capricor since 2011 and in 2012 joined Capricor as its Executive Vice President and General Counsel. Ms. Krasney also serves as a director on the Board of Cardiovascular Research Foundation, a non-profit research and education entity. Ms. Krasney received her Bachelor of Arts degree from the University of California, Los Angeles and her Juris Doctorate from the University of Southern California.

Andrew Hamer, M.D.  Dr. Hamer is currently serving as our Vice President of Medical Affairs. He completed internal medicine and cardiology training at Green Lane Hospital in Auckland, New Zealand, having completed his degree in medicine from Otago University. Dr. Hamer also completed a Senior Cardiology Fellowship at the Deaconess Hospital and at Harvard Medical School in Boston. He served as Chairman of the New Zealand branch of the Cardiac Society of Australia and New Zealand from 2008 to 2009. In 2008, Dr. Hamer also co-chaired the Cardiac Surgery Services Development Working Group (CSSDG). In 2009, Dr. Hamer was selected by the Minister of Health to lead the development of the

National Cardiac Surgery Clinical Network to oversee the implementation of the CSSDG recommendations, leading to substantial improvements in cardiac surgery delivery in New Zealand. In 2011, Dr. Hamer was asked to lead the expansion of the network to incorporate all of the cardiac services, forming the New Zealand Cardiac Clinical Network. In this role he led the implementation of national strategies to improve the equity and access to cardiac services and the establishment of national registries for acute coronary syndrome, percutaneous coronary intervention and cardiac surgery to enable continuous quality improvement from a local to national level. Dr. Hamer joined Capricor in November 2013 as the Vice President of Medical Affairs. Throughout this time, Dr. Hamer has been a cardiologist and internal medicine specialist at Nelson Hospital, where he has been a principal investigator for over 40 multi-center clinical trials in acute coronary syndrome, cholesterol, hypertension, heart failure, diabetes and atrial fibrillation management.

Rachel Smith, Ph.D.  Dr. Smith is currently serving as our Vice President of Research and Development. Dr. Smith joined Capricor in 2008 and is a co-inventor of the CardiosphereTM technology that forms the core of Capricor’s product portfolio. She also published the seminal proof-of-concept paper demonstrating the clinical utility of the Cardiosphere-derived stem cells in models of heart disease. Her research expertise encompasses the areas of stem cell biology, cardiac physiology, electrophysiology, as well as cell and tissue engineering. In 2012, Dr. Smith was appointed Vice President of Research and Development of Capricor and is responsible for developing the company’s clinical trial protocols and managing its regulatory and research partner relationships. Dr. Smith obtained her Ph.D. in Biomedical Engineering from Johns Hopkins University under the advisement of Dr. Eduardo Marbán and with the support of a Whitaker Foundation Graduate Fellowship and a National Science Foundation Graduate Fellowship. She received her undergraduate degree in Biomedical Engineering, Magna Cum Laude, from Tulane University.

PROPOSAL NO. 2:

RATIFICATION OF THE SELECTION OF THE INDEPENDENT
REGISTERED ACCOUNTING FIRM

The Audit Committee of the Board has selected Rose, Snyder & Jacobs LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 and has further directed that management seek stockholder ratification of the selection of the independent registered public accounting firm at the Annual Meeting. Rose, Snyder & Jacobs LLP was appointed our registered public accounting firm on January 17, 2014, and served as our independent registered public accounting firm for the year ended December 31, 2013. During each of the two fiscal years ended December 31, 2013 and 2012 and the subsequent interim period through January 17, 2014, neither Nile nor anyone on its behalf consulted with Rose, Snyder & Jacobs LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Nile’s financial statements, and neither a written report was provided to Nile nor oral advice was provided that Rose, Snyder & Jacobs LLP concluded was an important factor considered by Nile in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K. Rose, Snyder & Jacobs LLP served as the independent auditors for Capricor, Inc. in connection with Capricor, Inc.’s financial statement audit for 2012 and 2011.

Representatives of Rose, Snyder & Jacobs LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Rose, Snyder & Jacobs LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Rose, Snyder & Jacobs LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests as well as the best interest of our stockholders.

The affirmative vote of a majority of the shares cast on Proposal 2 at the Annual Meeting will be required to ratify the selection of Rose, Snyder & Jacobs LLP. Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Prior Independent Registered Public Accounting Firm

Prior to the appointment of Rose, Snyder & Jacobs LLP as our independent registered public accounting firm, Crowe Horwath LLP served as the independent registered public accounting firm to us and our predecessor entity, Nile, from August 6, 2009 until it was dismissed as our independent registered public accounting firm by the Audit Committee on January 17, 2014. Crowe Horwath LLP audited our financial statements for the fiscal years ended December 31, 2008, 2009, 2010, 2011 and 2012. Representatives of Crowe Horwath LLP are not expected to be present at the Annual Meeting.

The audit reports of Crowe Horwath LLP on Nile’s financial statements for the fiscal years ended December 31, 2012 and 2011 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles; except that the audit reports on Nile’s financial statements for the years ended December 31, 2012 and 2011 contained an uncertainty about Nile’s ability to continue as a going concern. During the fiscal years ended December 31, 2012 and 2011, and through January 17, 2014, there were no disagreements between Nile and Crowe Horwath LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Crowe Horwath LLP, would have caused Crowe Horwath LLP to make reference to the matter in their report. None of the “reportable events” described in Item 304(a)(1)(v) of

Regulation S-K of the SEC’s rules and regulations have occurred during the fiscal years ended December 31, 2012 and 2011 or through January 17, 2014.

We provided Crowe Horwath LLP with a copy of the foregoing disclosures and requested that Crowe Horwath LLP provide a letter addressed to the SEC stating whether it agrees with the foregoing statements. Crowe Horwath LLP furnished such a letter, dated January 22, 2014, and a copy was filed as Exhibit 16.1 to our Current Report on Form 8-K/A that was filed with the SEC on January 24, 2014.

Principal Accountant Fees and Services

In connection with the audit of the 2013 financial statements, we entered into an engagement agreement with Rose, Snyder & Jacobs LLP which sets forth the terms by which Rose, Snyder & Jacobs LLP would perform audit services for us. Additionally, Rose, Snyder & Jacobs LLP audited the financial statements of Capricor, Inc. for the years ended December 31, 2012 and 2011.

In connection with the audit of the 2012 financial statements, we entered into an engagement agreement with Crowe Horwath LLP which sets forth the terms by which Crowe Horwath LLP would perform audit services for us.

The following is a summary of the approximate fees billed to us by Rose, Snyder & Jacobs LLP and Crowe Horwath LLP, our independent registered public accounting firms, for professional services rendered for fiscal years ended December 31, 2013 and 2012 which includes Capricor, Inc. and Capricor Therapeutics, Inc.:

	Fiscal Year Ended December 31,
Service Category	2013	2012
Audit Fees	$194,150	$100,880
Audit-Related Fees	—	2,044
Tax Fees	14,720	6,500
All Other Fees	—	—
Total Fees	$208,870	$109,424

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit and review of our annual financial statements, as well as the audit and review of our financial statements included in our registration statements filed under the Securities Act and issuance of consents and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements except those not required by statute or regulation; “audit-related fees” are fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements, including attestation services that are not required by statute or regulation, due diligence and services related to acquisitions; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.

Pre-Approval Policies and Procedures.

Pursuant to our Audit Committee Charter, before the independent registered public accounting firm is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee pre-approves the engagement. Audit Committee pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent registered public accounting firm, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent registered public accounting firm. Audit Committee pre-approval of non-audit services (other than review and attest services)

also is not be required if such services fall within available exceptions established by the SEC. None of the services provided by our independent registered public accounting firm for fiscal 2013 or 2012 were obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
YOU VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3:

TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE RESOLUTION APPROVING NAMED
EXECUTIVE OFFICER COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Our compensation policies are designed to align our key executives’ compensation with both our business objectives and the interests of our stockholders. We also seek to provide compensation policies that attract, motivate and retain key executives who are critical to our success.

We recommend that our stockholders review the application of our compensation philosophy and the elements of compensation provided to each named executive officer as reflected in the discussion and tables included in the “2013 Executive Compensation” section of this proxy statement.

We believe our executive compensation policies are designed appropriately and are functioning as intended to produce long-term value for our stockholders. Accordingly, we are asking our stockholders to approve the overall application of our compensation policies to our named executive officers through this advisory vote.

Accordingly, the Board is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to Capricor Therapeutics’ named executive officers, as disclosed in the proxy statement for the 2014 Annual Meeting of Stockholders of Capricor Therapeutics pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2013 Executive Compensation, compensation tables and related narrative discussion, is hereby APPROVED on an advisory, non-binding basis.”

Because the vote is advisory, it is not binding on the Board or us. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this Proposal 3 requires the affirmative vote of a majority of the shares cast on Proposal 3 at the Annual Meeting. Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
YOU VOTE “FOR” PROPOSAL NO. 3.

PROPOSAL NO. 4:

TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE FREQUENCY OF FUTURE
NON-BINDING ADVISORY VOTES ON THE RESOLUTION APPROVING NAMED EXECUTIVE
OFFICER COMPENSATION

In Proposal 3 above, the Company is asking its stockholders to vote on a non-binding advisory resolution on named executive officer compensation, and the Company will provide this type of advisory vote at least once every three (3) years. Pursuant to Section 14A of the Exchange Act, in this Proposal 4 the Company is asking its stockholders to vote on the frequency of future non-binding advisory votes on named executive officer compensation.

The Board believes that an advisory vote at least once every three (3) years on executive compensation is the most appropriate policy for the Company at this time, and recommends that stockholders vote for future non-binding advisory votes on named executive officer compensation to occur once every three (3) years. The Company believes that a say-on-pay vote once every three (3) years is most appropriate for a company such as the Company, as this will provide an effective way for the Company to periodically obtain stockholders’ opinions regarding executive compensation and allow adequate time for the Company to respond to stockholder feedback. The Company believes a three-year cycle will provide stockholders with time to evaluate the effects of its executive compensation strategies and their impact on the Company’s performance, financial and business goals. By contrast, a more frequent vote might lead to a short-term perspective on executive compensation that is inconsistent with the longer-term approach taken by the Company’s Compensation Committee and with which the Company currently views its business.

Pursuant to this non-binding advisory vote on the frequency of future non-binding advisory votes on named executive officer compensation, stockholders will be able to specify one of four choices for this proposal on the proxy card or voting instruction: three years, two years, one year or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. The vote is non-binding on the Board. Nevertheless, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to named executive officer compensation.

Advisory approval of this Proposal 4 requires the affirmative vote of a majority of the shares cast on Proposal 4 at the Annual Meeting. Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR “3 YEAR”
AS THE PREFERRED FREQUENCY FOR THE APPROVAL OF THE NON-BINDING
ADVISORY RESOLUTION ON THE COMPANY’S NAMED EXECUTIVE
OFFICER COMPENSATION.

PROPOSAL NO. 5:

TO APPROVE THE COMPANY’S
2012 RESTATED EQUITY INCENTIVE PLAN

Proposal No. 5 seeks stockholder approval for the Capricor Therapeutics, Inc. 2012 Restated Equity Incentive Plan, as amended from time to time (as so amended, the “2012 Plan”). In particular, the Company seeks to obtain stockholder approval of the 2012 Plan to improve the likelihood that options it grants under the 2012 Plan in the future will qualify as “incentive stock options” under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and that post-2014 grants of options and stock appreciation rights can qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Although the Company can already grant options and stock appreciation rights under the 2012 Plan, without stockholder approval (1) options will not be able to qualify for incentive stock option treatment and (2) post-2014 option and stock appreciation rights will not be able to qualify as performance-based compensation. Rather than seeking stockholder approval only with respect to these two issues, the Company is seeking stockholder approval with respect to the entire 2012 Plan.

The 2012 Plan has been structured in such a manner that stock options and stock appreciation rights granted under it should be able to satisfy the requirements of “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code. In general, under Section 162(m) of the Internal Revenue Code, in order for the Company to be able to deduct compensation in excess of $1,000,000 paid in any one year to our Chief Executive Officer or any of our other listed officers (other than our Chief Financial Officer), such compensation must qualify as performance-based. One of the requirements of performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code is that stock options and stock appreciation rights must be (1) granted under the 2012 Plan by a committee consisting solely of two or more outside directors (as defined under the regulations of Section 162 of the Internal Revenue Code) and (2) satisfy the 2012 Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. The 2012 Plan provides that grants of stock options and stock appreciation rights to our Chief Executive Officer or our other listed officers must be made by such a committee. Another requirement of performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code is that the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by stockholders. For purposes of Section 162(m) of the Internal Revenue Code, the material terms include the employees eligible to receive compensation, a description of the business criteria on which the performance goal is based, and the maximum amount of compensation that can be paid to an employee under the performance goal.

All employees (including our Chief Executive Officer and our other listed officers) are eligible to receive awards under the 2012 Plan. The business criteria on which the performance goals are based with respect to options and stock appreciation rights is an increase in the Company share price. The 2012 Plan limits awards granted to an individual participant in any calendar year to: (1) no more than 1,000,000 shares subject to stock options; and (2) no more than 1,000,000 shares subject to stock appreciation rights. These limits are greater than the number of stock options or stock appreciation rights that we have granted to any individual in the past. Stockholder approval of the 2012 Plan also will constitute re-approval of the material terms of the 2012 Plan for purposes of the approval requirements of Section 162(m) of the Internal Revenue Code.

The 2012 Plan has been structured in such a manner that certain stock options granted under it should be able to satisfy the requirements of “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code. One of the requirements of incentive stock options is that the maximum number of shares that can be granted must be approved by the stockholders. The 2012 Plan sets forth a limit that no one participant may be awarded incentive stock options in any calendar year with respect to more than 1,000,000 shares. As noted above, the 2012 Plan was amended after original stockholder approval by the stockholders of Capricor, Inc. to change the stock subject to awards under the 2012 Plan to stock of the Company. This amendment also requires stockholder approval. Stockholder approval of the 2012 Plan will also constitute approval of the 2012 Plan for purposes of the approval requirements of Section 422 of the Internal Revenue Code.

The 2012 Plan

On November 20, 2013, pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization, dated July 7, 2013, as amended by that certain First Amendment to Agreement and Plan of Merger and Reorganization, dated as of September 27, 2013 (the “Merger Agreement”), by and among Nile Therapeutics, Inc. (the Company’s former name), Bovet Merger Corp., a wholly-owned subsidiary of Nile (“Merger Sub”), and Capricor, Inc., a privately-held company, pursuant to which Merger Sub merged with and into Capricor, Inc. and Capricor, Inc. became a wholly-owned subsidiary of Nile (the “Merger”). Capricor, Inc. had three stock option plans prior to the Merger: (1) the Capricor, Inc. 2006 Stock Option Plan (the “2006 Plan”), (2) the Capricor, Inc. 2012 Restated Equity Incentive Plan, and (3) the Capricor, Inc. 2012 Non-Employee Director Stock Option Plan (the “Director Plan” and, together with the 2006 Plan and the Capricor, Inc. 2012 Restated Equity Incentive Plan, the “Plans”). Pursuant to the Merger, (a) each share of Capricor, Inc. common stock then subject to the 2006 Plan was substituted with approximately 2.07 shares of the Company’s Common Stock, par value $0.001 per share (the “Company Common Stock”), resulting in an aggregate of 737,607 shares available for issuance under the 2006 Plan; (b) each share of common stock then subject to the Capricor, Inc. 2012 Restated Equity Incentive Plan was substituted with approximately 2.07 shares of Company Common Stock, resulting in an aggregate of 4,149,710 shares available for issuance under the Capricor, Inc. 2012 Restated Equity Incentive Plan; and (iii) each share of common stock then subject to the Director Plan was substituted with approximately 2.07 shares of Company Common Stock, resulting in an aggregate of 2,697,311 shares available for issuance under the Director Plan. On November 13, 2012, the 2006 Plan was superseded by the Capricor, Inc. 2012 Restated Equity Incentive Plan and 737,607 shares previously reserved for options under the 2006 Plan were integrated into the Capricor, Inc. 2012 Restated Equity Incentive Plan. Additionally, the obligations of Capricor, Inc. under each of the Plans were assumed by the Company in connection with the closing of the Merger. After the consummation of the Merger, all shares to be issued pursuant to the exercise of options under the Plans became shares of Capricor Therapeutics, Inc. instead of shares of Capricor, Inc.

The 2006 Plan became effective on June 28, 2006, the date on which it was adopted by the Board of Directors of Capricor, Inc. (the “Capricor Board”). The stockholders of Capricor, Inc. approved the 2006 Plan on June 28, 2006. The 2006 Plan was discontinued when it was integrated into the Capricor, Inc. 2012 Restated Equity Incentive Plan and no additional options were granted pursuant to the 2006 Plan.

The Capricor, Inc. 2012 Restated Equity Incentive Plan became effective on November 13, 2012, the date it was adopted by the Capricor Board. The stockholders of Capricor, Inc. approved the Capricor, Inc. 2012 Restated Equity Incentive Plan on December 10, 2012. The Capricor, Inc. 2012 Restated Equity Incentive Plan will continue until discontinued or terminated by the Administrator (as defined below); provided that in no event may awards be granted pursuant to the Capricor, Inc. 2012 Restated Equity Incentive Plan after November 13, 2022

On February 12, 2014, the Board of Capricor Therapeutics, Inc. approved the first amendment to the Capricor, Inc. 2012 Restated Equity Incentive Plan. On September 8, 2014, the Board approved the second amendment to the 2012 Plan, which among other things, readopted the 2012 Plan.

Why You Should Vote To Approve the 2012 Restated Equity Incentive Plan

Stock Options Are an Important Part of Our Compensation Philosophy

We strongly believe that the approval of the 2012 Plan is critical to our ongoing effort to build stockholder value. We believe that equity compensation provides a strong incentive for employees to work to grow the business and is most attractive to employees who share in our entrepreneurial spirit.

The 2012 Restated Equity Incentive Plan Contains Strong Compensation and Governance Practices

We have included provisions in the 2012 Plan that are designed to protect our stockholders’ interests and to reflect strong corporate governance practices, including:

•	Continued broad-based eligibility for equity awards. We have granted stock options to most of our employees. By doing so, we link employee interests with stockholder interests throughout the organization and motivate our employees to act as owners of the business.

•	Stockholder approval is required for additional shares. The 2012 Plan does not contain an annual “evergreen” provision. The 2012 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares beyond those already approved under the 2012 Plan.
•	No discount stock options or stock appreciation rights. All stock options and stock appreciation rights are intended to have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.
•	Submission of the 2012 Plan amendments to stockholders. The 2012 Plan requires stockholder approval for material amendments to the 2012 Plan, including materially increasing the benefits accrued to participants under the 2012 Plan; materially increasing the number of securities which may be issued under the 2012 Plan; materially expanding the class of individuals eligible to participate in the 2012 Plan; or materially extending the term of the 2012 Plan.
•	The Board is prohibited from taking action related to the 2012 Plan that would be treated as a repricing under generally accepted accounting principles without the approval of our stockholders. The 2012 Plan requires that the Board obtain the approval of our stockholders before taking actions that would be deemed to be a repricing under generally accepted accounting principles, including reducing the exercise price of any outstanding stock option and/or cancelling and re-granting any outstanding stock option to reduce the exercise price of the option.

Description of the 2012 Restated Equity Incentive Plan

The 2012 Plan is the sole active plan for providing equity incentive compensation to eligible employees. The following summary of major features of the 2012 Plan is qualified in its entirety by reference to the actual text of the 2012 Plan, as amended, which is appended to this proxy statement as Appendix A.

Purpose.  The purpose of the 2012 Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide a variety of additional incentives (“Incentives”) to employees, directors and consultants (collectively “Service Providers”), and to promote the success of the Company’s business.

Duration.  The 2012 Plan became effective on November 13, 2012, the date it was adopted by the Capricor Board. The stockholders of Capricor, Inc. approved the 2012 Plan on December 10, 2012. On November 20, 2013, pursuant to the Merger Agreement, each share of common stock then subject to the 2012 Plan (including those assumed under the 2006 Plan) was substituted for approximately 2.07 shares of Company Common Stock, resulting in an aggregate of 4,149,710 shares available under the 2012 Plan. Also pursuant to the Merger Agreement, the Company agreed to assume all obligations of Capricor, Inc. under the 2012 Plan and, thereafter, all shares to be issued pursuant to the exercise of options will be shares of Capricor Therapeutics, Inc. instead of shares of Capricor, Inc. The 2012 Plan will continue until discontinued or terminated by the Administrator (as defined below); provided that in no event may Incentives be granted pursuant to the 2012 Plan after November 13, 2022.

Plan Administration.  The 2012 Plan shall be administered by the Board of Directors of the Company or by a committee appointed by the Board (the “Administrator”). Different committees with respect to different groups of Service Providers may administer the 2012 Plan, which committees will be constituted to satisfy applicable laws. To the extent necessary for compliance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision, each member of any such committee shall be a “non-employee director” as defined by such rule. Further, to the extent necessary for compliance with the limitations set forth in Section 162(m) of the Internal Revenue Code, each of the members of the committee shall be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and the regulations issued thereunder. The composition of the Board and the nature of any material relationships between directors and the Company are described annually in the Company’s annual report on Form 10-K and/or proxy statement on Schedule 14A, and the manner in which directors or committee members are selected, their term of office, and the manner in which they may be removed from office are or will be described in the Company’s bylaws and the charter or resolutions governing any such committee.

The Administrator has complete authority to award Incentives under the 2012 Plan, interpret the 2012 Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the 2012 Plan.

Securities Subject to the 2012 Plan.  After the effects of the Merger, there were 4,149,710 shares of common stock reserved for issuance under the 2012 Plan. Not more than 1,000,000 shares may be made subject to stock option awards under the 2012 Plan to any individual in the aggregate in any one calendar year. Not more than 1,000,0000 shares may be made subject to stock appreciation rights awards under the 2012 Plan to any individual in the aggregate in any one calendar year. The maximum number of shares that may be issued pursuant to options that are intended to qualify as incentive stock options is 2,000,000 shares and the maximum number of shares that may be issued to any one person pursuant to options that are intended to qualify as incentive stock options in any one fiscal year of the Company is 1,000,000 shares.

If there is a stock dividend, stock split, reverse split, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the Administrator has discretion to adjust the number of shares of Common Stock then subject to the 2012 Plan, including the number of shares of Common Stock covered by each outstanding Incentive, and, if applicable, the price per share, such that participants have the same relative rights before and after the adjustment. Additional shares that may become covered by the Incentive pursuant to such adjustment will be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

In the event of a Corporate Transaction (as defined in the 2012 Plan), the vesting of each outstanding Award may be accelerated so that Awards shall vest as to the Shares that otherwise would have been unvested. The Administrator may, in addition to accelerating vesting as provided in the previous sentence, arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of all or some Awards (whether vested or unvested) (based on the Fair Market Value, on the date of the Corporate Transaction, of the Award being cancelled, as determined by any reasonable valuation method selected by the Administrator). The Administrator may, in lieu of the acceleration of vesting or cancellation of Awards as provided in the preceding sentences, in its sole and absolute discretion cause each outstanding Award to be assumed, or cause substantially equivalent awards to be substituted, by the acquiring or succeeding corporation (or any direct or indirect parent thereof) with appropriate adjustments as to the number and kind of shares and prices upon consummation of the Corporate Transaction. The Administrator shall have the power and authority to make such other modifications, adjustments or amendments to outstanding Awards or to the 2012 Plan as the Administrator deems necessary or appropriate, subject however to the terms set forth above.

Additionally, if a payment under an Award Agreement is subject to Code Section 409A and if the definition of “Corporate Transaction” contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

Eligibility.  Discretionary grants of Incentives may be made to any employee, director or consultant who provides services to the Company, who is determined by the Administrator to be in a position to contribute to the Company’s success; provided that only employees of the Company (or any subsidiary or parent corporation of the Company) are eligible to receive Incentive Stock Options. No entity or any non-natural person shall be eligible to receive grants of Incentives.

Amendment of the 2012 Plan.  The Board may amend, alter, suspend or terminate the 2012 Plan at any time; however, no amendment to the 2012 Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required to comply with applicable laws. No amendment, alteration, suspension or termination of the 2012 Plan will, without a participant’s consent, impair any rights or adversely affect Incentives previously granted.

DESCRIPTION OF INCENTIVES.

Stock Options.  The Administrator may grant Incentive Stock Options and Nonstatutory Stock Options to purchase shares of Common Stock from the Company. Options will vest and become exercisable according to the schedule established by the Administrator as set forth in the applicable Award Agreement. If a participant does not exercise its option within its term, the unexercised portion will expire without value. Prior to the issuance of shares of Common Stock upon exercise of a stock option, a participant will not have any of the rights of a stockholder with respect to such shares. Each grant of a stock option will be evidenced by a separate Award Agreement.

Each option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such options will be treated as Nonstatutory Stock Options. Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time of the option grant with respect to which such shares is granted, and calculation will be performed in accordance with Code Section 422 and the Treasury Regulations promulgated thereunder.

The term of each option will be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement and the exercise price will be no less than 110% of the Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable, determined as of the grant date. Any option granted to such a Participant that does not meet these criteria will be a Nonstatutory Stock Option.

Subject to the limitations set forth below, the purchase price of the Common Stock pursuant to the exercise of an option will be as determined by the Administrator and may be adjusted in accordance with the adjustment provisions described in the Award Agreement. Generally, the purchase price may not be less than one hundred percent (100%) of the Fair Market Value of the Company’s Common Stock on the date of grant. The Administrator will determine the acceptable form of consideration for exercising an option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under any cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the 2012 Plan; (6) by net exercise, (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (8) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

With respect to payment in the form of Common Stock of the Company, the Administrator may require advance approval or adopt such rules as it deems necessary to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Exchange Act, if applicable.

Early Exercise of Options.  The participant may elect at any time, subject to the provisions of Sections 6(f)(ii), 6(f)(iii) and 6(f)(iv) of the 2012 Plan, to exercise the option as to any part or all of the shares of Common Stock subject to the option prior to the full vesting of the option. Any unvested shares of Common Stock so purchased shall be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate. The repurchase price for unvested shares of Common Stock shall be the lower of (i) the Fair Market Value of the shares of Common Stock on the date of repurchase or (ii) their original purchase price. However, if and to the extent that the Company elects to exercise its repurchase right, the Company shall not exercise its repurchase right until at least six (6) months (or such longer or shorter period of time necessary to avoid classification of the Award as a liability for financial accounting purposes) have elapsed following delivery of shares of Common Stock subject to the Award, unless otherwise specifically provided by the Board.

Termination of Relationship as a Service Provider.  If a participant ceases to be a Service Provider, the participant may exercise his or her option within ninety (90) days of termination, or such longer period of time as is specified in the Award Agreement or as determined by the Administrator to the extent that the option is vested on the date of termination. If a Participant ceases to be a Service Provider as a result of the participant’s disability, the participant may exercise his or her option within one (1) year of termination, or such longer period of time as is specified in the Award Agreement or as determined by the Administrator to the extent the option is vested on the date of termination. If a participant dies while a Service Provider, the option may be exercised within one (1) year following the participant’s death, or within such longer period of time as is specified in the Award Agreement or as determined by the Administrator to the extent that the option is vested on the date of death, by the participant’s designated beneficiary, provided such beneficiary has been designated prior to the participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the participant, then such option may be exercised by the personal representative of the participant’s estate or by the person(s) to whom the option is transferred pursuant to the participant’s will or in accordance with the laws of descent and distribution. Unless otherwise provided by the Administrator, if on the date of termination the participant is not vested as to his or her entire option, the Shares covered by the unvested portion of the option will revert to the 2012 Plan. Notwithstanding the foregoing, no Participant may exercise an option after its latest expiration date, assuming the Participant had remained employed. If after termination the participant or his or her representative does not exercise the option within the time specified, the option will terminate, and the Shares covered by such option will revert to the 2012 Plan. To qualify for Incentive Stock Option tax treatment, an option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to Disability, such Option must be exercised within one year after such termination.

Taxation of Incentive Stock Options.  In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Internal Revenue Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two (2) years after the grant date of the Incentive Stock Option and one (1) year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The 2012 Plan Administrator may require a Participant to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

Stock Appreciation Rights.  Stock Appreciation Rights may be granted to Service Providers at any time as determined by the Administrator, in its sole discretion. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the 2012 Plan. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine. A Stock Appreciation Right granted under the 2012 Plan will expire upon the date determined by the Administrator and set forth in the Award Agreement. Upon exercise of a Stock Appreciation Right, a participant will be entitled to receive payment from the Company in an amount determined by multiplying: (i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times (ii) the number of Shares with respect to which the Stock Appreciation Right is exercised. At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

Restricted Stock.  The Administrator may at any time grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. Each award of Restricted Stock will be evidenced by an Award Agreement that will specify the period of restriction, the number of Shares granted, and such other terms and conditions as the Administrator will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed. Except as otherwise provided in the Award Agreement or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction. The Administrator may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate. Shares of Restricted Stock covered by each Restricted Stock grant made under the 2012 Plan generally will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

During the Period of Restriction, Service Providers holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the 2012 Plan.

Restricted Stock Units.  Restricted Stock Units may be granted at any time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator may reduce or waive any vesting criteria that must be met to receive a payout. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

Compliance With Code Section 409A.  Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The 2012 Plan and each Award Agreement under the 2012 Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

Non-Transferability of Incentives.  Incentives are generally not transferable except under the laws of descent and distribution or as otherwise determined by the Administrator and set forth in the Award Agreement.

Securities Authorized for Issuance Under Equity Compensation Plans

Capricor Therapeutics, Inc. has three equity-incentive plans that have been approved by stockholders: (i) the Amended and Restated 2005 Stock Option Plan (the former Nile plan); (ii) the 2006 Plan; and (iii) the 2012 Plan. The Company also maintains the Director Plan, which has not been approved by stockholders. The following table sets forth certain information as of December 31, 2013 with respect to the Company’s equity incentive plans:

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options (A)	Weighted-Average Exercise Price of Outstanding Options (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity compensation plans approved by security holders:
The Amended and Restated 2005 Stock Option Plan	22,033	$34.15	21,272
The 2006 Stock Option Plan	737,607	$0.38	—
The 2012 Restated Equity Incentive Plan	1,491,612	$0.32	1,920,491
Equity compensation plans not approved by stockholders:
2012 Non-employee Director Stock Option Plan	2,637,267	$0.37	60,044
Total	4,888,519	$0.51	2,001,807

U.S. Tax Consequences

The federal tax rules applicable to awards under the 2012 Plan under the Internal Revenue Code are summarized below. This summary omits the tax laws of any municipality, state, or foreign country in which a participant resides. Stock option grants under the 2012 Plan may be intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code or may be non-qualified stock options governed by Section 83 of the Internal Revenue Code. Generally, federal income tax is not due from a participant upon the grant of a stock option, and a deduction is not taken by the Company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the stock on the exercise date and the stock option grant price. The Company generally is entitled to a corresponding deduction on our income tax return. A participant will not have any taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied (except that the alternative minimum tax may apply), and the Company will not receive a deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of a stock option depends on how long the shares were held and whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. The Company may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

Generally, taxes are not due when a restricted stock or RSU award is initially made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (it becomes vested or transferable), in the case of restricted stock, or when shares are issuable in connection with vesting, in the case of an RSU. Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold.

Section 409A of the U.S. Tax Consequences

The federal tax rules applicable to awards under the 2006 Equity Incentive Plan under the tax code are summarized below. This summary omits the tax laws of any municipality, state, or foreign country in which a participant resides. Stock option grants under the 2006 Equity Incentive Plan may be intended to qualify as incentive stock options under Section 422 of the tax code or may be non-qualified stock options governed by Section 83 of the tax code. Generally, federal income tax is not due from a participant upon the grant of a stock option, and a deduction is not taken by the Company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price. The Company generally is entitled to a corresponding deduction on its income tax return. A participant will not have any taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied (except that the alternative minimum tax may apply), and the Company will not receive a deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of a stock option depends on how long the shares were held and whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. The Company may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

Generally, taxes are not due when a stock appreciation right award is initially made and a deduction is not taken by the Company. Under current tax laws, if a participant exercises a stock appreciation right, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock appreciation right’s base amount. The Company is entitled to a corresponding deduction on its income tax return.

Generally, taxes are not due when a restricted stock or RSU award is initially made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (it becomes vested or transferable), in the case of restricted stock, or when shares are issuable in connection with vesting, in the case of an RSU. Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold.

Section 409A of the Internal Revenue Code affects taxation of awards to employees and other service providers but does not affect the Company’s ability to deduct deferred compensation. Section 409A can apply to certain awards under the 2012 Plan.

Section 409A of the tax code does not apply to incentive stock options, non-qualified stock options (that are not discounted), and restricted stock, or restricted stock units, provided that there is no deferral of income beyond the vesting date. Section 409A also does not cover stock appreciation rights if the stock appreciation rights are issued by a public company on its traded stock, the exercise price is not less than the fair market value of the underlying stock on the date of grant, the rights are settled in such stock, and there are not any features that defer the recognition of income beyond the exercise date.

As described above, awards of stock options and stock appreciation rights granted under the 2012 Plan may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. To qualify, stock options and stock appreciation rights must be granted by a committee consisting solely of two or more outside directors (as defined under Section 162(m) regulations) and satisfy the 2012 Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year.

Proposal

The affirmative vote of a majority of the shares cast on Proposal 5 at the Annual Meeting will be required to approve the Company’s 2012 Restated Equity Incentive Plan. Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
YOU VOTE “FOR” PROPOSAL NO. 5.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of September 1, 2014 by:

•	each of our directors;
•	each named executive officer as defined and named in the Summary Compensation Table appearing herein;
•	all of our directors and executive officers as a group; and
•	each person known by us to beneficially own more than five percent of our common stock (based on information supplied in Schedules 13D and 13G filed with the SEC).

Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all capital stock shown to be held by that person. The address of each named executive officer and director, unless indicated otherwise, is c/o Capricor Therapeutics, Inc., 8840 Wilshire Blvd., 2nd Floor, Beverly Hills, CA 90211.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percentage of Common Stock Beneficially Owned(1)
Named Executive Officers and Directors:
Frank Litvack, M.D.(2)	1,561,438	11.8
George Dunbar(3)	108,850	*
Louis Manzo(4)	975,238	8.1
Louis Grasmick(5)	1,234,595	10.3
Earl Collier(6)	147,481	1.2
David Musket(7)	108,850	*
Joshua Kazam(8)	60,642	*
Gregory Schafer(9)	10,460	*
Linda Marbán, Ph.D.(10)	715,824	5.9
Karen Krasney, J.D.(11)	141,990	1.2
Darlene Horton, M.D.(12)	20,060	*
Anthony Davies, Ph.D.(13)	—	—
Directors and executive officers as a group (13 individuals)	5,158,734	34.4
5% Stockholders:
Dr. Eduardo Marbán(14) c/o 8840 Wilshire Blvd., 2nd Floor Beverly Hills, CA 90211	3,164,154	27.0
MD BTI, LLC(15) 2560 Lord Baltimore Drive Baltimore, MD 21244	1,934,939	16.5
Cedars-Sinai Medical Center(16) 8700 Beverly Blvd. West Hollywood, CA 90048	1,324,086	11.3

*	Represents less than 1%.
(1)	Based on 11,702,941 shares of our common stock outstanding as of September 1, 2014. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and includes any shares as to which the security or stockholder has sole or shared voting power or investment power, and also any shares which the security or stockholder has the right to acquire within 60 days of September 1, 2014, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the security or stockholder that he, she or it is a direct or indirect beneficial owner of those shares.

(2)	Includes 1,561,438 shares issuable upon the exercise of stock options that are exercisable or will become exercisable within 60 days of September 1, 2014. The shares issuable upon the exercise of stock options issued to Dr. Litvack are subject to early exercise under the 2012 Restated Equity Incentive Plan and 2012 Non-Employee Director Stock Option Plan. As of September 1, 2014, Dr. Litvack has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(3)	Includes 108,850 shares issuable upon the exercise of stock options that are exercisable or will become exercisable within 60 days of September 1, 2014. The shares issuable upon the exercise of stock options issued to Mr. Dunbar are subject to early exercise under the 2012 Non-Employee Director Stock Option Plan. As of September 1, 2014, Mr. Dunbar has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(4)	Includes (i) 638,155 shares held by Coniston Corporation, an entity of which Mr. Manzo was the sole owner. In December 2012, Mr. Manzo transferred 99% of the non-voting shares of Coniston Corporation to several irrevocable trusts established for the benefit of his children. Mr. Manzo retained the remaining 1% of the shares of Coniston and retains all voting power with respect to Coniston shares; and (ii) 337,083 shares issuable upon the exercise of options held individually by Mr. Manzo that are exercisable or will become exercisable within 60 days of September 1, 2014. Certain shares issuable upon the exercise of stock options issued to Mr. Manzo are subject to early exercise under the 2012 Non-Employee Director Stock Option Plan. As of September 1, 2014, Mr. Manzo has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(5)	Includes (i) 897,512 shares held by Nancelou, Inc., an entity of which 50% is owned by Louis Grasmick and Nancy Grasmick, husband and wife, as tenants by the entirety, and the other 50% of which is owned by Grant Grasmick, the son of Louis Grasmick and Nancy Grasmick, and, as a result, Louis Grasmick, Nancy Grasmick and Grant Grasmick may be deemed to have shared voting and dispositive power with respect to the shares beneficially owned by Nancelou, Inc.; and (ii) 337,083 shares issuable upon the exercise of options held individually by Mr. Grasmick that are exercisable or will become exercisable within 60 days of September 1, 2014. Certain shares issuable upon the exercise of stock options issued to Mr. Grasmick are subject to early exercise under the 2012 Non-Employee Director Stock Option Plan. As of September 1, 2014, Mr. Grasmick has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(6)	Includes 147,481 shares issuable upon the exercise of stock options which are exercisable or will become exercisable within 60 days of September 1, 2014. The shares issuable upon the exercise of stock options issued to Mr. Collier are subject to early exercise under the 2012 Non-Employee Director Stock Option Plan. As of September 1, 2014, Mr. Collier has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(7)	Includes 108,850 shares issuable upon the exercise of stock options which are exercisable or will become exercisable within 60 days of September 1, 2014. The shares issuable upon the exercise of stock options issued to Mr. Musket are subject to early exercise under the 2012 Non-Employee Director Stock Option Plan. As of September 1, 2014, Mr. Musket has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(8)	Includes (i) 30,988 shares held by Mr. Kazam; (ii) 300 shares issuable upon the exercise of outstanding warrants held by Mr. Kazam; (iii) 12,276 shares held by the Kazam Family Trust, of which Mr. Kazam’s spouse is the trustee and his children are beneficiaries, and as to which Mr. Kazam disclaims beneficial ownership except to the extent of any pecuniary interest therein; (iv) 3,310 shares held by Mr. Kazam’s spouse as custodian for the benefit of their minor children, to which Mr. Kazam disclaims beneficial ownership except to the extent of his pecuniary interest therein; and (v) 3,310 shares held by the Kash Family Foundation, of which Mr. Kazam is trustee but as to which he has no pecuniary interest; and (vi) 10,458 shares issuable upon the exercise of stock options which are exercisable or will become exercisable within 60 days of September 1, 2014. The shares issuable upon the exercise of stock options issued to Mr. Kazam are subject to early exercise under the 2012 Restated Equity Incentive Plan. As of September 1, 2014, Mr. Kazam has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(9)	Includes (i) 2 shares held by Mr. Schafer; and (ii) 10,458 shares issuable upon the exercise of stock options which are exercisable or will become exercisable within 60 days of September 1, 2014. The shares issuable upon the exercise of stock options issued to Mr. Schafer are subject to early exercise under the 2012 Restated Equity Incentive Plan. As of September 1, 2014, Mr. Schafer has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(10)	Includes (i) 259,357 shares held by Dr. Linda Marbán, and (ii) 456,467 shares issuable upon the exercise of options held by Dr. Marbán which are exercisable or will become exercisable within 60 days of September 1, 2014. Certain shares issuable upon the exercise of stock options issued to Dr. Linda Marbán are subject to early exercise under the 2012 Restated Equity Incentive Plan. As of September 1, 2014, Dr. Linda Marbán has not indicated her intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(11)	Includes 141,990 shares issuable upon the exercise of stock options which are exercisable or will become exercisable within 60 days of September 1, 2014. The shares issuable upon the exercise of stock options issued to Ms. Krasney are subject to early exercise under the 2012 Restated Equity Incentive Plan. As of September 1, 2014, Ms. Krasney has not indicated her intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(12)	Includes 20,060 shares held by Darlene Horton, M.D. Dr. Horton was the former Chief Executive Officer of Nile Therapeutics, Inc.
(13)	All of Dr. Davies’ outstanding options expired unexercised upon the termination of his employment with the Company in January 2014.
(14)	Includes 3,164,154 shares held by Dr. Eduardo Marbán.
(15)	Includes (i) 1,556,141 shares held by MD BTI, LLC, which has the sole power to vote or direct the vote of, and sole power to dispose or direct the disposition of, all 1,556,141 shares held by it, (ii) 324,196 shares held by MD BTI, Inc.; and (iii) 54,602 shares held individually by Edward A. St. John. Edward St. John, LLC, a Delaware limited liability company, is the company manager (the “Company Manager”) of MD BTI, LLC. Edward A. St. John, an individual, is the general manager of Company Manager. As the company manager of MD BTI, LLC, Company Manager is deemed to be the beneficial owner of the shares held by MD BTI, LLC and is therefore deemed to have shared voting and dispositive power over the 1,556,141 shares held by MD BTI, LLC. Mr. St. John is the sole member and general manager of Company Manager and is therefore deemed to be the beneficial owner of the shares held by Company Manager. Additionally, Mr. St. John is the president of MD BTI, Inc. and is therefore deemed to be the beneficial owner of the shares held by MD BTI, Inc. As a result of the foregoing, Mr. St. John has the sole power to vote or direct the vote of 54,602 shares; has the shared power to vote or direct the vote of 1,880,337 shares; has the sole power to dispose or direct the disposition of 54,602 shares; and has the shared power to dispose or direct the disposition of 1,880,337 shares.
(16)	Includes 1,324,086 shares held by Cedars-Sinai Medical Center. Cedars-Sinai Medical Center is deemed to have voting, investment control and dispositive power with respect to the shares held by the entity. We are a party to two Exclusive License Agreements and a lease agreement with Cedars-Sinai Medical Center. See the section of this proxy statement entitled “Certain Relationships and Related Party Transactions”.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of the forms submitted to it during the last fiscal year, the Company believes that, during the last fiscal year, all such reports were timely filed, except for a Form 4 filed by Joshua A. Kazam, a director, reporting the cancellation of warrants in exchange for common stock of the Company, effected on each of November 13, 2013 and November 20, 2013; a Form 3 filed by Cedars-Sinai Medical Center, a holder of more than 10% of the outstanding shares of common stock of the Company; and a Form 3 filed by MD BTI, LLC, a holder of more than 10% of the outstanding shares of common stock of the Company, all of which were inadvertently filed late.

2013 Executive Compensation

The following summary compensation table reflects cash and non-cash compensation for the 2013 and 2012 fiscal years awarded to or earned by (i) each individual serving as our principal executive officer during the fiscal year ended December 31, 2013; and (ii) the two most highly-compensated individuals, other than our principal executive officer, that served as an executive officer at the end of the fiscal year ended December 31, 2013 and who received in excess of $100,000 in total compensation during such fiscal year. We refer to these individuals as our “named executive officers”.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Linda Marbán, Ph.D. Chief Executive Officer	2012	$190,313	—		—	—		$190,313
	2013	$232,344	—		$108,000	—		$340,344
Karen Krasney, J.D. Executive Vice President & General Counsel	2012	$130,000	—		$54,747	$1,000	(2)	$185,747
	2013	$189,390	—		—	$1,000	(2)	$190,390
Anthony Davies, Ph.D. Former Chief Technology Officer	2012	$—	—		—	—		—
	2013	$213,083	—		$49,272	$40,554	(3)	$302,909
Darlene Horton, M.D. Former Chief Executive Officer	2012	$81,439	—		—	—		$81,439
	2013	$1,000	239,345	(4)	—	—		$240,345

(1)	Amounts reflect the grant date fair value of awards granted under the Company’s 2012 Restated Equity Incentive Plan, computed pursuant to Financial Accounting Standards Board’s Accounting Standards Codification 718 “Compensation — Stock Compensation”. Assumptions used in the calculation of these amounts are included in Note 4 of the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 31, 2014. See the “Outstanding Equity Awards at Fiscal Year-End” table, below, for information regarding all option awards outstanding as of December 31, 2013.
(2)	Represents premiums contributed by Capricor for the employee’s Health Flexible Spending account.
(3)	Represents all amounts reimbursed to Mr. Davies during his employment relationship with Capricor for commuting expenses and a housing allowance.
(4)	Represents the change of control bonus paid to Dr. Horton as part of the Employment Agreement between her and the Company dated August 3, 2012, as amended from time to time. As part of the change of control bonus and in connection with the merger between Nile and Capricor, Inc., the Company issued 77,208 shares of the Company’s common stock on a post-Reverse Stock Split basis following completion of the merger between Nile and Capricor, Inc. The value of the compensation is derived using the closing price of the Company’s common stock, as reported on the OTCQB, on November 27, 2013, the date seven days after the separation agreement between the Company and Dr. Horton was deemed effective. The shares were issued pursuant to the Company’s Amended and Restated 2005 Stock Option Plan.

Employment Agreements and Post-Termination Benefits

Linda Marbán, Ph.D. — President and Chief Executive Officer

Dr. Linda Marbán’s employment as our Chief Executive Officer is subject to the terms of that certain employment agreement dated September 1, 2010, by and between Capricor and Dr. Marbán. In accordance with the agreement, Dr. Marbán is required to devote three-fourths of her time to the position of Chief Executive Officer and is entitled to an annual salary of $150,000, which salary was increased to $232,344 for the period ended December 31, 2013. Dr. Marbán’s employment is at-will, and she has also signed an employee invention assignment, non-disclosure, non-solicitation, and non-competition agreement. In addition, in 2010, Capricor issued to Dr. Marbán a 10-year stock option to purchase 414,971 shares of our common stock at an exercise price of $0.37 per share calculated after giving effect to the merger between Nile and Capricor, Inc. The vesting schedule for that grant is as follows: 25% of the shares of common stock subject to the option vested immediately; 20% of the remaining shares of common stock subject to the option have vested or will vest on each of September 1, 2011, September 1, 2012, September 1, 2013, September 1, 2014 and September 1, 2015. In 2013, Dr. Marbán was granted a second 10-year stock option to purchase 414,971 shares of our common stock at an exercise price of $0.30 per share calculated after giving effect to the merger between Nile and Capricor, Inc., and which vests over a four-year period at the rate of 25% per year commencing June 1, 2014. Notwithstanding the vesting schedule, early exercise of options is permissible pursuant to her option agreement. The first grant was awarded pursuant to the Company’s 2006 Stock Option Plan and the second grant was awarded pursuant to the Company’s 2012 Restated Equity Incentive Plan. In the event the employment agreement is terminated during the term other than for cause, death or disability, she would be entitled to receive a severance payment equal to three months’ salary then in effect. In addition, if upon the hiring of a new Chief Executive Officer, Capricor does not employ Dr. Marbán at a level of at least a vice-president, she would be entitled to receive a severance payment equal to three months’ salary and the vesting of her then unvested options would be accelerated by six months.

Karen Krasney, J.D. — Executive Vice President, General Counsel

Karen Krasney’s employment as our Executive Vice President and General Counsel is pursuant to an oral agreement which commenced March 1, 2012. Ms. Krasney’s current base salary is $250,000 per year. In addition, Ms. Krasney has signed an at-will employment, confidential information, and invention assignment agreement, and an arbitration agreement. Additionally, in 2012, Ms. Krasney was granted a 10-year option to purchase 189,320 shares of our common stock at an exercise price of $0.37 per share calculated after giving effect to the merger between Nile and Capricor, Inc. 25% of the option shares vested November 1, 2012 and the remainder is vesting at the rate of  1/36 per month on the first day of each month commencing December 1, 2012. Notwithstanding the vesting schedule, early exercise of options is permissible pursuant to her option agreement. The grant was awarded pursuant to the Company’s 2012 Restated Equity Incentive Plan.

Anthony Davies, Ph.D. — Chief Technology Officer

Anthony Davies’ employment as our Chief Technology Officer was subject to the terms of that certain employment agreement dated February 18, 2013, by and between Capricor and Mr. Davies. In accordance with the agreement, Dr. Davies was required to devote his full time to the position of Chief Technology Officer and was entitled to an annual salary of $260,000. In addition, Dr. Davies was to be considered for a discretionary annual bonus in an amount up to 20% of his base salary, commuting expenses during the period in which he was to relocate to Los Angeles, and a housing allowance of $4,000 per month for nine months effective after his relocation to Los Angeles. In addition, Dr. Davies signed an at-will employment, confidential information, and invention assignment agreement, and an arbitration agreement. In 2013, Capricor issued Dr. Davies a 10-year stock option to purchase 189,320 shares of our common stock at an exercise price of $0.30 per share calculated after giving effect to the merger between Nile and Capricor, Inc., which option was to vest at the rate of 25% per year commencing March 1, 2014. The grant was awarded pursuant to Capricor’s 2012 Restated Equity Incentive Plan. Notwithstanding the vesting schedule, early exercise of options was permissible pursuant to his option agreement. Dr. Davies resigned from his position as Chief Technology Officer of Capricor in January 2014 and his contract terminated. No portion of his option shares was deemed vested.

Darlene Horton, M.D. — Former Chief Executive Officer

On March 21, 2013, the Company entered into a letter agreement with Darlene Horton, M.D., its President and Chief Executive Officer, which letter agreement amended certain compensation terms under her existing letter agreement dated August 3, 2012, as previously amended on November 5, 2012.

Dr. Horton’s existing letter agreement provided that if, prior to the date of a “compensation adjustment event,” the Company completed a Change of Control Transaction (as defined in the agreement) and Dr. Horton’s employment was terminated by the Company (or any successor entity) without cause during the period beginning on the effective date of the Change of Control Transaction and ending on the six-month anniversary of such effective date, then she would have been entitled to receive a cash payment equal to 5% of the applicable Change of Control Proceeds (as defined in the agreement). For purposes of the agreement, the term “compensation adjustment event” means the date on which the Company secures sufficient capital, whether by a financing or strategic transaction (or any combination thereof) or another means, in order to enable the Company to initiate and fund to completion a Phase II clinical trial of the Company’s cenderitide product candidate.

The March 21, 2013 letter agreement amended the payment terms described in the preceding paragraph and provided that if, prior to December 31, 2013, the Company completed a Change of Control Transaction in which either (i) the outstanding shares of the Company’s common stock were exchanged for securities of another corporation, or (ii) the Company issued shares of its common stock, with no securities or other consideration paid or payable to holders of the Company’s common stock (e.g., a merger transaction in which the Company acquired another corporation in exchange for shares of the Company’s common stock), then Dr. Horton would be entitled to receive, immediately prior to the effective time of the Change of Control Transaction, a number of shares of the Company’s common stock equal to 5% of the shares of the Company’s common stock then outstanding on a fully-diluted basis.

The agreement further provided that if, prior to December 31, 2013, the Company completed a Change of Control Transaction other than as described in the preceding paragraph, then Dr. Horton would be entitled to receive a cash payment, on the date of such Change of Control Transaction, equal to 5% of the applicable Change of Control Proceeds (as defined in the agreement).

Upon the consummation of the merger between Nile and Capricor, Inc., Dr. Horton executed a Separation Agreement and Release with the Company, in consideration for which she received the change of control bonus due pursuant to the terms of the March 21, 2013 letter agreement. As part of the change of control bonus and in connection with the Merger, the Company issued 77,208 shares of the Company’s common stock on a post-Reverse Stock Split basis following completion of the merger. The shares were issued pursuant to the Company’s Amended and Restated 2005 Stock Option Plan.

The foregoing summary of the March 21, 2013 letter agreement is qualified in its entirety by reference to the complete letter agreement, a copy of which is attached as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on March 22, 2013. Additionally, the foregoing summary of the Separation Agreement and Release is qualified in its entirety by reference to the complete agreement, a copy of which is attached as Exhibit 10.10 to the Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 31, 2014.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised stock options held by the named executive officers at December 31, 2013:

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
Linda Marbán, Ph.D.	290,480	124,491	—	0.37	09/01/2020	(1)
	—	414,971	—	0.30	05/14/2023	(2)(6)
Karen Krasney, J.D.	98,604	90,716	—	0.37	11/13/2022	(3)(6)
Anthony Davies, Ph.D.	—	189,320	—	0.30	02/22/2023	(4)(6)
Darlene Horton, M.D.	—	—	—	—	—	(5)

(1)	Vesting schedule is as follows: 25% of the shares of common stock subject to this option vested immediately. 20% of the remaining shares of common stock subject to this option have vested or will vest on each of September 1, 2011, September 1, 2012, September 1, 2013, September 1, 2014 and September 1, 2015.
(2)	Vesting schedule is as follows: The shares of common stock subject to this option vest 25% per year over 4 years commencing June 1, 2014.
(3)	Vesting schedule is as follows: 25% of the shares of common stock subject to this option vested immediately, with the remainder vesting over 36 months commencing December 1, 2012.
(4)	Vesting schedule is as follows: This shares of common stock subject to this option vest over 4 years with the first 25% of the shares of common stock subject to the option vesting on February 22, 2014. Dr. Davies resigned in January 2014, and no further options vested under the terms of his award.
(5)	Darlene Horton was the former Chief Executive Officer of Nile Therapeutics, Inc. prior to the merger between Nile and Capricor, Inc.
(6)	The options issued under the Company’s 2012 Restated Equity Incentive Plan are subject to early exercise. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.

Compensation of Directors

The following table sets forth the compensation received by our directors for their service in 2013. Dr. Marbán is not listed below since she is an employee of Capricor Therapeutics and receives no additional compensation for serving on the Board or its committees. Additionally, Dr. Horton, the Company’s former Chief Executive Officer, is not listed in the below table as she received no compensation for her service on the Board during the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
Frank Litvack, M.D.(2)	$120,000	$88,479	$208,479
George Dunbar	—	3,513	3,513
Louis Manzo	—	3,513	3,513
Louis Grasmick	—	3,445	3,445
Earl Collier	—	3,513	3,513
David Musket	—	3,513	3,513
Joshua Kazam(3)	—	—	—
Gregory Schafer(4)	—	—	—
Arie S. Belldegrun, M.D.(5)	—	—	—
Pedro Granadillo(5)	—	—	—
Peter M. Kash, Ed.D.(5)	—	—	—
Paul A. Mieyal, Ph.D.(5)	—	—	—

(1)	Amounts reflect the grant date fair value of awards granted under the 2012 Restated Equity Incentive Plan and the 2012 Non-Employee Director Stock Option Plan, computed pursuant to Financial Accounting Standards Board’s Accounting Standards Codification 718 “Compensation — Stock Compensation”. Assumptions used in the calculation of these amounts are included in Note 4 of the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 31, 2014.
(2)	Dr. Litvack served on the Board of Directors of Nile Therapeutics, Inc. until October 28, 2012 and is currently the Executive Chairman of the Board of Directors of Capricor Therapeutics.
(3)	Mr. Kazam was previously a member of the Nile Therapeutics, Inc. Board, and was not compensated for his services in 2013. Upon his appointment to the Capricor Therapeutics Board, he forfeited all prior options held. Pursuant to the terms of Nile’s services agreement with Two River Consulting, LLC, or TRC, Mr. Kazam served as Nile’s non-employee President and Chief Executive Officer from June 2009 until Dr. Horton’s appointment as President and Chief Executive Officer on August 6, 2012. Mr. Kazam received no direct compensation for his services as President and Chief Executive Officer, though, as a principal owner of TRC, he indirectly received a portion of the monthly cash fees paid to TRC under the services agreement. The TRC agreement was terminated at the close of the merger between Nile and Capricor, Inc. Amounts reflected in the table above represent compensation received solely for Mr. Kazam’s services as a director in accordance with the standard compensation applicable to our other non-employee directors.
(4)	Mr. Schafer was previously a member of the Nile Therapeutics, Inc. Board, and was not compensated for his services in 2013. Upon his appointment to the Capricor Therapeutics Board, he forfeited all prior options held.
(5)	These directors resigned from the Board effective upon completion of the merger between Nile and Capricor, Inc. on November 20, 2013.

Certain Relationships and Related Transactions

Cedars-Sinai Medical Center

On July 27, 2010, Cedars-Sinai Medical Center (“CSMC”) acquired 263,158 shares of Capricor, Inc.’s Series A-2 Convertible Preferred Stock and on April 20, 2012 acquired 375,000 shares of Capricor, Inc.’s Series A-3 Convertible Preferred Stock, which were exchanged for 1,324,086 shares of common stock of the Company after the effects of the merger between Nile and Capricor, Inc. CSMC beneficially owns more than five percent of our common stock.

On January 4, 2010, Capricor, Inc. entered into an Exclusive License Agreement with CSMC (the “CSMC License Agreement”), for certain intellectual property rights. In 2013, the CSMC License Agreement was amended twice resulting in, among other things, a reduction in the percentage of sublicense fees which would have been payable to CSMC. On January 9, 2014, Capricor, Inc. executed an Amended and Restated Exclusive License Agreement with CSMC (the “Amended CSMC License Agreement”) pursuant to which, among other things, certain definitions were added or amended, the timing of certain obligations was revised and other obligations of the parties were clarified. The Amended CSMC License Agreement provides for the grant of an exclusive, world-wide, royalty-bearing license by CSMC to Capricor, Inc. (with the right to sublicense) to conduct research using the patent rights and know-how and develop and commercialize products in the field using the patents rights and know-how. In addition, Capricor, Inc. has the exclusive right to negotiate for an exclusive license to any future rights arising from work conducted by or under the direction of Dr. Eduardo Marbán on behalf of CSMC. In the event the parties fail to agree upon the terms of an exclusive license, Capricor, Inc. will have a non-exclusive license to such future rights, subject to royalty obligations. Pursuant to the CSMC License Agreement, CSMC was paid a license fee and Capricor, Inc. was obligated to reimburse CSMC for certain fees and costs incurred in connection with the prosecution of certain patent rights. Additionally, Capricor, Inc. was required to meet certain spending and development milestones. Pursuant to the Amended CSMC License Agreement, Capricor, Inc. remains obligated to pay royalties on sales of royalty-bearing products as well as a percentage of the consideration received from any sublicenses or other grant of rights. In 2010, Capricor, Inc. discontinued its research under some of the patents.

On May 5, 2014, Capricor, Inc. entered into an Exclusive License Agreement with CSMC (the “Exosomes License Agreement”), for certain intellectual property rights related to exosomes technology. Pursuant to the Exosomes License Agreement, CSMC was paid a license fee and Capricor, Inc. was obligated to reimburse CSMC for certain fees and costs incurred in connection with the prosecution of certain patent rights. Additionally, Capricor, Inc. is required to meet certain non-monetary development milestones and is obligated to pay low single-digit royalties on sales of royalty-bearing products as well as a single-digit percentage of the consideration received from any sublicenses or other grant of rights.

Capricor, Inc. currently leases two research laboratories from CSMC under the terms of a three-year lease which expires on June 1, 2017. The rent expense for the first six-month period is approximately $15,461 per month. Commencing with the seventh month of the lease term, the rent expense will increase to approximately $19,350 per month. The amount of rent expense is subject to annual adjustments according to increases in the Consumer Price Index. Capricor, Inc. presently manufactures its cells in an accredited GMP facility which is owned by and located within CSMC. Capricor, Inc.’s intention is to manufacture cells at this facility for its Phase II trial.

Dr. Frank Litvack (Executive Chairman)

Dr. Frank Litvack has been serving as Capricor, Inc.’s Executive Chairman since April 2012, and he was given a director package when he agreed to serve as the Executive Chairman of Capricor, Inc. Pursuant to that Board package, Dr. Litvack was paid a consulting fee of $4,000 per month commencing upon his election to the Board of Directors of Capricor, Inc. Such compensation increased to $10,000 per month upon Capricor, Inc.’s receipt of a California Institute for Regenerative Medicine award. Dr. Litvack was granted an option for a number of shares of Capricor, Inc. common stock equal to ten percent (10%) of the outstanding shares of all Capricor, Inc. stock on a fully diluted basis (the “Initial Option”), calculated as if all options and warrants granted or contemplated to be granted to Capricor, Inc. employees, directors and other eligible participants had been granted and exercised as of the grant date of the Initial Option. 25% of the Initial Option vested on the first day of the month after his election to the Capricor, Inc. Board of Directors. The remainder was to vest at the rate of  1/36 per month over the following 36 month period. In connection with the merger between Nile and Capricor, Inc., Dr. Litvack’s options were converted into options for the Company’s common stock. He thus holds the following option grants for (i) 1,545,435 shares at $0.37 per share; (ii) 140,270 at $0.37 per share; and (iii) 207,485 at $0.30 per share, in each case calculated after giving effect to the merger between Nile and Capricor, Inc.

Under Dr. Litvack’s previous agreement with Capricor, Inc., upon the closing of each Qualified Financing (as defined in Dr. Litvack’s previous agreement with Capricor, Inc.) until such time that Capricor, Inc. reached a threshold of $10.0 million financing (including the sums previously received from sales of Series A-3 shares), Dr. Litvack was to be granted an additional option to purchase that number of shares of Capricor, Inc. common stock necessary to maintain Dr. Litvack’s equity position at ten percent (10%) of the outstanding shares of all Capricor, Inc. stock on a fully diluted basis (the “ Anti-Dilution Rights”). On August 21, 2013, Capricor, Inc. entered into an agreement and release of all claims pursuant to which Dr. Litvack was granted an additional option to purchase 207,485 shares calculated after giving effect to the merger between Nile and Capricor, Inc. in exchange for forfeiture of these Anti-Dilution Rights. In addition, the terms of each of Dr. Litvack’s stock option agreements were modified to extend the exercise period during which he has to exercise his options for Company common stock after he ceases to be a service provider to the Company from 90 days to one year.

On March 24, 2014, the Company entered into a consulting agreement with Dr. Litvack memorializing the $10,000 per month compensation arrangement described above. The agreement is terminable upon 30 days’ notice.

On May 1, 2012, Dr. Litvack entered into a sublease agreement with Capricor, Inc. pursuant to which he subleased from Capricor, Inc. an office and an administrative bay located within Capricor, Inc.’s leased premises in Beverly Hills, California for a monthly rate of $2,500. On April 1, 2013, the foregoing sublease was terminated and Reprise Technologies LLC, a limited liability company which is wholly owned by Dr. Litvack, executed a new sublease for an office and administrative bay within Capricor, Inc.’s leased premises for a monthly rate of $2,500. Such sublease is on a month-to-month basis and is terminable upon 30 days’ written notice by either party.

Employment Agreements

Information regarding our executive employment agreements for certain officers is located under the caption, “Employment, Severance, Separation and Change in Control Agreements” above.

Director and Officer Indemnification Agreements

In addition to the indemnification provisions contained in our certificate of incorporation and bylaws, we generally enter into separate indemnification agreements with our directors and executive officers. These agreements require us, among other things, to indemnify the director or executive officer against specified expenses and liabilities, such as attorneys’ fees, judgments, fines and settlements, paid by the individual in connection with any action, suit or proceeding arising out of the individual’s status or service as our director or executive officer, other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest, and to advance expenses incurred by the individual in connection with any proceeding against the individual with respect to which the individual may be entitled to indemnification by us. We also intend to enter into these agreements with our future directors and executive officers.

Policies and Procedures for Related Party Transactions

Although we have adopted a Code of Business Conduct and Ethics, we rely on the Board to review related party transactions on an ongoing basis to prevent conflicts of interest. The Board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to the Board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If the Board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. The Board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices and other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice, Proxy Statement, Annual Report and other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice, Proxy Statement and Annual Report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, Proxy Statement and Annual Report, please notify your broker or us. Direct your written request to Capricor’s Corporate Secretary at 8840 Wilshire Blvd. 2nd Floor, Beverly Hills, California 90211 or contact Capricor’s Corporate Secretary at (310) 358-3200. Stockholders who currently receive multiple copies of the Notices, Proxy Statements, Annual Reports and other Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their broker or our Corporate Secretary in the same manner described above. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice, Proxy Statement, Annual Report and other Annual Meeting materials to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC’s public reference room at the following location:

Public Reference Room
100 F Street, N.E.
Washington, DC 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at “http://www.sec.gov.” Copies of our SEC filings are also available through our website (www.capricor.com) as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC.

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer

APPENDIX A

CAPRICOR, INC.

2012 RESTATED EQUITY INCENTIVE PLAN

This 2012 Restated Equity Incentive Plan (the “Plan”) replaces the 2006 Stock Option Plan (the “Former Plan”) formerly adopted by Capricor, Inc. (the “Company”) with respect to Awards made on or after the date the Plan becomes effective.

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,
•	to provide additional incentive to Employees, Directors and Consultants, and
•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, or Restricted Stock Units.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(g) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by the Compensation Committee of the Board, in accordance with Section 4 hereof.

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means Capricor, Inc., a Delaware corporation, or any successor thereto.

(j) “Compensation Committee” means the Compensation Committee appointed by the Board.

(k) “Consultant” means any individual, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity. For the avoidance of doubt, the term “Consultant” shall not include any entity or any non-natural person.

(l) “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially of all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are shareholders or affiliates immediately prior to the transaction) owning 50% or more the combined voting power of all classes of stock of the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Corporate Transaction unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Corporate Transaction if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(m) “Director” means a member of the Board.

(n) “Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(r) “Fair Market Value” means the value of a share of Common Stock, determined as follows: if on the Grant Date or other determination date the Common Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Common Stock shall be the closing price of the Common Stock in such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Common Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Common Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Common Stock as determined by the Board in good faith.

(s) “Former Plan” means the 2006 Stock Option Plan of the Company.

(t) “Grant Date” means, as determined by the Board or the applicable Committee, the latest to occur of (i) the date as of which the Board or such Committee approves an Option, (ii) the date on which the recipient of an Option first becomes eligible to receive an Option under Section 5 hereof, or (iii) such other date as may be specified by the Board or such Committee.

(u) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

(v) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(w) “Option” means a stock option granted pursuant to the Plan.

(x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(y) “Participant” means the holder of an outstanding Award.

(z) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(aa) “Plan” means this 2012 Restated Equity Incentive Plan.

(bb) “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of this Plan, or issued pursuant to the early exercise of an Option.

(cc) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted zursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(dd) “Service Provider” means an Employee, Director or Consultant.

(ee) “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

(ff) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(gg) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan, when combined with the number of Shares that may be subject to Awards and sold under the Former Plan, is 2,000,000 Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

(b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock or Restricted Stock Units, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless this Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock or Restricted Stock Units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 12, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Code Section 422 and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3(b).

(c) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to institute and determine the terms and conditions of an Exchange Program;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix) to modify or amend each Award (subject to Section 17(c) of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(d));

(x) to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 13;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options in such amounts as the Administrator, in its sole discretion, will determine.

(b) Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(c), Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and Treasury Regulations promulgated thereunder.

(d) Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(e) Option Exercise Price and Consideration.

(i) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(e)(i), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise, (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (8) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(f) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within ninety (90) days of termination, or such longer period of time as is specified in the Award Agreement or as determined by the Administrator (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within one (1) year of termination, or such longer period of time as is specified in the Award Agreement or as determined by the Administrator (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent the Option is vested on the date of termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within one (1) year following the Participant’s death, or within such longer period of time as is specified in the Award Agreement or as determined by the Administrator (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of death, by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v) Early Exercise of Options. The Participant may elect at any time, subject to the provisions of Sections 6(f)(ii), 6(f)(iii), and 6(f)(iv) of the Plan, to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased shall be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

(vi) Repurchase Limitation. The repurchase price for unvested shares of Common Stock shall be the lower of (i) the Fair Market Value of the shares of Common Stock on the date of repurchase or (ii) their original purchase price. However, if and to the extent that the Company elects to exercise its repurchase right, the Company shall not exercise its repurchase right until at least six (6) months (or such longer or shorter period of time necessary to avoid classification of the Award as a liability for financial accounting purposes) have elapsed following delivery of shares of Common Stock subject to the Award, unless otherwise specifically provided by the Board.

7. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

(c) Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7(f) will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) relating to the maximum term and Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10. Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

11. Limited Transferability of Awards.

(a) Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) as permitted by Rule 701 of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Further, until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or after the Administrator determines that it is, will, or may no longer be relying upon the exemption from registration under the Exchange Act as set forth in Rule 12h-1(f) promulgated under the Exchange Act, an Option, or prior to exercise, the Shares subject to the Option, may not be pledged, hypothecated or otherwise transferred or disposed of, in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than to (i) persons who are “family members” (as defined in Rule 701(c)(3) of the Securities Act) through gifts or domestic relations orders, a trust in which the Participant or any of such persons have the entire beneficial interest, or any other entity in which the Participant or any of such persons own the entire voting interests, or (ii) to an executor or guardian of the Participant upon the death or disability of the Participant. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may determine to permit transfers to the Company or in connection with a Corporate Transaction or other acquisition transactions involving the Company to the extent permitted by Rule 12h-1(f).

12. Adjustments; Dissolution or Liquidation; Corporate Transaction.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award; provided, however, that the Administrator will make such adjustments to an Award required by Section 25102(o) of the California Corporations Code to the extent the Company is relying upon the exemption afforded thereby with respect to the Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Corporate Transaction. In the event of a Corporate Transaction, the vesting of each outstanding Award will be accelerated so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested. The Administrator may, in addition to accelerating vesting as provided in the previous sentence, arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of all or some Awards (whether vested or unvested) (based on the Fair Market Value, on the date of the Corporate Transaction, of the Award being cancelled, as determined by any reasonable valuation method selected by the Administrator). The Administrator may, in lieu of the acceleration of vesting or cancelation of Awards as provided in the preceding sentences, in its sole and absolute discretion cause each outstanding Award to be assumed, or cause substantially equivalent awards to be substituted, by the acquiring or succeeding corporation (or any direct or indirect parent thereof) with appropriate adjustments as to the number and kind of shares and prices upon consummation of the Corporate Transaction. The Administrator shall have the power and authority to make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Administrator deems necessary or appropriate, subject however to the terms set forth above.

Notwithstanding anything in this Section 12(c) to the contrary, if a payment under an Award Agreement is subject to Code Section 409A and if the “Corporate Transaction” definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

13. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the statutory amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

14. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

15. Grant Date. The Grant Date of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the Grant Date.

16. Term of Plan. Subject to Section 20 of the Plan, the Plan will become effective upon its adoption by the Board (the “Effective Date”). Options may be granted under this Plan for ten (10) years following the Effective Date, or such earlier date as this Plan is terminated under Section 17. Notwithstanding the foregoing, each Option granted under the Plan shall remain in effect for the applicable term of the Option until such Option has been satisfied by the issuance of shares or has been terminated in accordance with its terms and the terms of the Plan.

17. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

18. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

20. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

21. Information to Participants. Beginning on the earlier of (i) the date that the aggregate number of Participants under this Plan is five hundred (500) or more and the Company is relying on the exemption provided by Rule 12h-1(f)(1) under the Exchange Act and (ii) the date that the Company is required to deliver information to Participants pursuant to Rule 701 under the Securities Act, and until such time as the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, is no longer relying on the exemption provided by Rule 12h-1(f)(1) under the Exchange Act or is no longer required to deliver information to Participants pursuant to Rule 701 under the Securities Act, the Company shall provide to each Participant the information described in paragraphs (e)(3), (4), and (5) of Rule 701 under the Securities Act not less frequently than every six (6) months with the financial statements being not more than 180 days old and with such information provided either by physical or electronic delivery to the Participants or by written notice to the Participants of the availability of the information on an Internet site that may be password-protected and of any password needed to access the information. The Company may request that Participants agree to keep the information to be provided pursuant to this section confidential. If a Participant does not agree to keep the information to be provided pursuant to this section confidential, then the Company will not be required to provide the information unless otherwise required pursuant to Rule 12h-1(f)(1) under the Exchange Act or Rule 701 of the Securities Act.

22. Miscellaneous Provisions.

(a) Disclaimer of Rights. Notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Participant, so long as such Participant continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Participant or beneficiary under the terms of the Plan.

(b) Captions. The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

(c) Other Provisions. Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

(d) Number And Gender. With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

(e) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(f) Governing Law. The validity and construction of the Plan and the instruments evidencing the Award hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

FIRST AMENDMENT
TO
CAPRICOR, INC.
2012 RESTATED EQUITY INCENTIVE PLAN
(Adopted February 12, 2014)

Capricor Therapeutics, Inc. (the “Company”) maintains the Capricor, Inc. 2012 Restated Equity Incentive Plan, effective as of November 13, 2012 (the “Plan”), and, pursuant to Section 17 of the Plan, the Company’s Board of Directors (the “Board”) may at any time amend, alter, suspend or terminate the Plan.

The Board desires to adopt an amendment to the Plan to: (1) change the name of the Plan from the “Capricor, Inc. 2012 Restated Equity Incentive Plan” to the “Capricor Therapeutics, Inc. 2012 Restated Equity Incentive Plan”; (2) provide that all references to the “Company” (other than in the preamble) shall be deemed to refer to Capricor Therapeutics, Inc. and its Parent and Subsidiaries, as applicable; and (3) provide that all references in the Plan to “Common Stock” shall mean the common stock of Capricor Therapeutics, Inc., par value $0.001 per share.

The Plan is hereby amended as follows:

1.	The name of the Plan is amended and restated in its entirety to read as follows:

“Capricor Therapeutics, Inc. 2012 Restated Equity Incentive Plan”

2.	The first sentence of the preamble is amended and restated in its entirety to read as follows:

“This 2012 Restated Equity Incentive Plan (the “Plan”) replaces the 2006 Stock Option Plan (the “Former Plan”) formerly adopted by Capricor, Inc. with respect to Awards made on or after the date the Plan becomes effective.”

3.	Subsection (i) of Section 2 of the Plan is amended and restated in its entirety to read as follows:

““Company” means Capricor Therapeutics, Inc., a Delaware corporation, and its Parent and Subsidiaries, as applicable, or any successor thereto.”

4.	For purposes of clarity, all references in the Plan to “Common Stock” shall be deemed to mean the common stock of the Company.
5.	The modifications set forth above shall not affect any other provisions of the Plan.

[Signature provided on following page.]

In Witness Whereof, the undersigned adopts this First Amendment to the Plan on behalf of the Company as of the date first written above.

CAPRICOR THERAPEUTICS, INC.

/s/ Linda Marbán, Ph.D.

By: Linda Marbán, Ph.D.
Title: Chief Executive Officer

SECOND AMENDMENT
TO
CAPRICOR THERAPEUTICS, INC.

2012 RESTATED EQUITY INCENTIVE PLAN
(Adopted September 8, 2014)

Capricor Therapeutics, Inc. (the “Company”) maintains the Capricor Therapeutics, Inc. 2012 Restated Equity Incentive Plan, effective as of November 13, 2012 and as amended to date (collectively, the “Plan”), and, pursuant to Section 17 of the Plan, the Company’s Board of Directors (the “Board”) may at any time amend, alter, suspend or terminate the Plan.

The Plan is hereby amended as follows:

1. Section 3(a) of the Plan is amended and restated in its entirety as follows:

“Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan, when combined with the number of Shares that may be subject to Awards and sold under the Former Plan, is 2,000,000 Shares. The Shares may be authorized but unissued, or reacquired Common Stock. No one Participant may be granted options with respect to more than 1,000,000 Shares in any one calendar year. In addition, no one Participant may be granted Stock Appreciation Rights with respect to more than 1,000,000 Shares in any one calendar year. No more than 2,000,000 shares may be made subject to Incentive Stock Option grants.”

2. Section 4(a)(i) of the Plan is amended and restated in its entirety to read as follows:

“Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan. Notwithstanding anything to the contrary, Award grants to any listed officer of the Company will be made by a committee consisting solely of two or more outside directors (as defined under Code Section 162(m) regulations), which shall be the “Committee” with respect to such grants.”

The modifications set forth above shall not affect any other provisions of the Plan.

[Signature provided on following page.]

In Witness Whereof, the undersigned adopts this Second Amendment to the Plan on behalf of the Company as of the date first written above.

CAPRICOR THERAPEUTICS, INC.

/s/ Linda Marbán, Ph.D.

By: Linda Marbán, Ph.D.
Title: Chief Executive Officer